Exhibit 10.1

AGREEMENT OF LEASE

(Amendment and Restatement)

SINGLE TENANT BUILDING

THIS AGREEMENT OF LEASE (this “Lease”), by and between 290 National Road Limited Partnership organized and existing under the laws of Pennsylvania (herein called “Landlord”) and FARO Technologies, Inc. organized and existing under the laws of Florida (herein called “Tenant”). This Lease and the Work Letter (defined below) collectively contain the entire agreement of the parties hereto as to the subject matter of this Lease and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. This Lease is an amendment and restatement of the Agreement of Lease originally executed and delivered as of June 24, 2013; this amended and restated Lease completely supersedes the prior version of the Lease and the Work Letter executed by the parties in connection therewith (collectively, the “Prior Lease”), and the Prior Lease shall no longer be of any force or effect.

WITNESSETH:

1. Premises. Landlord does hereby demise and lease unto Tenant and Tenant does hereby lease and take from Landlord for the term and upon the terms, covenants, conditions and provisions set forth herein all that tract of land located at 290 National Road, West Whiteland Township, Chester County, PA (herein called the “Lot”) and legally described on Exhibit “A’ attached hereto together with the building containing approximately 90,364 rentable square feet (herein called the “Building”) and improvements to be constructed thereon in accordance with Article 2 hereof (the Lot and the Building and any improvements thereon being herein collectively called the “Premises”). Tenant shall have the sole right to utilize the Premises during the Term of the Lease and Landlord will not grant any other interest in the Premises to any other party (other than lenders, as allowed pursuant to the terms of Paragraph 22 below) without the prior written consent of Tenant (not to be unreasonably withheld ).

2. Completion by Landlord. The Premises shall be completed by Landlord in accordance with the plans referenced upon Exhibit B (herein called the “Plans”) and the specifications referenced upon Exhibit C (herein called the “Specifications”) and to the extent required by the work attached hereto as Exhibit “D” (the “Work Letter”) the cost of which shall be reimbursed to Landlord by Tenant in accordance with the terms of Exhibit “D”. As of the date of this Lease, Landlord has commenced construction of the Building and related improvements pursuant to its obligations under the Prior Lease. All work to be completed by Landlord pursuant to this Lease and the Work Letter is referred to as “Landlord’s Work”. Notwithstanding the foregoing, the Landlord shall not within the Expansion Space as shown on Exhibit “A-1”: (i) construct any Tenant improvements as part of the Landlord’s Work for the Premises Fitout, or (ii) construct any interior improvements as part of Landlord’s Work. Tenant agrees to take the Expansion Space in its present “As-Is” and “Where-Is” condition, subject only to Landlord Repair Items (defined below). Tenant shall be responsible for all finish work in the Expansion Space, subject to the Landlord approvals as required in the Work Letter. Landlord will diligently pursue completion of Landlord’s Work, and shall cause the occurrence of Substantial Completion of Landlord’s Work on or before October 27, 2014 (the “Estimated Completion Date”) If Landlord fails to achieve Substantial Completion of Landlord’s Work by the Estimated Completion Date, Tenant shall receive a suspension of Base Rent equal to one day of Base Rent for each day Substantial Completion of Landlord’s Work was delayed beyond the Estimated Completion Date not due to Tenant Delay (as hereinafter defined) and there shall be an extension of the term of this lease for each day for which a suspension against Base Rent has been given. In addition, Tenant shall not be required to pay Impositions attributable to the period following the Estimated Completion Date until the date on which Substantial Completion of Landlord’s Work has occurred. For purposes of this Lease, “Substantial Completion” shall mean (a) Landlord’s Work has been substantially completed in accordance with the plans and specifications referenced on Exhibits B and C, except for minor finish and punch-list work that will not prevent the Tenant’s use and occupancy of the Premises, and (b) a certificate of use and occupancy has been issued for the Premises by the Township of West Whiteland. If the date of Substantial Completion is delayed as a result of: (i) changes requested by Tenant to the Plans and Specifications after the date hereof; (ii) Tenant’s failure to complete Tenant’s work in a timely manner; (iii) Tenant’s failure to make payments to Landlord in a timely manner; (iv) Tenant’s actions causing a delay in connection with obtaining necessary governmental approvals or certificates, or (v) as the result of the wrongful actions or omissions of Tenant (“Tenant Delay”), then Substantial Completion will be deemed to have occurred on the date that Substantial Completion would have occurred if not for such Tenant Delay. It is agreed that the suspension of rent and extension of the term shall be Tenant’s exclusive remedy in the event of the failure of Substantial Completion on or before the Estimated Completion Date. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable and lawful laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities and private agreements affecting the Premises (collectively, “Governmental Requirements”) having jurisdiction thereof. Landlord hereby warrants and guarantees the Premises against defective workmanship and materials for the one (1) year period following completion of the Premises (including punchlist items), including specifically, without limitation, that (i) the materials and equipment furnished by Landlord’s contractors in the completion of the Premises will be of good quality and new, (ii) the Premises will be constructed in accordance with the final Specifications (as adjusted by approved change orders) in a good and workmanlike manner, (iii) such materials and equipment and the work of such contractors shall be first quality new materials, free from defects not inherent in the quality required or permitted hereunder; and (iv) the Premises shall be delivered to Tenant free of all mechanics’ and materialmen’s liens and encumbrances and in compliance with all legal requirements (“Landlord’s Warranty”). Landlord shall also pass through to Tenant all materialman and equipment warranties for the Premises received by Landlord. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times prior to the Commencement Date as hereinafter defined, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant, in so doing, shall not interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the work to be performed hereunder by Landlord, and Tenant shall have obtained Landlord’s written consent, not to be unreasonably withheld, conditioned or delayed prior to installing any furnishings or equipment. Prior to the commencement of any work, including, but not limited to any work upon the Expansion Space, Tenant shall furnish to Landlord the certificates of insurance and shall comply with all requirements set forth in the Tenant Construction Insurance Requirements attached as Exhibit E.

3. Term. (a) The term of this Lease shall commence on July 15th, 2014 (herein called the “Commencement Date”). Unless sooner terminated or extended in accordance with the terms hereof, the term of this Lease (the “Term”) shall end without the necessity for notice from either party to the other at 12:01 a.m. local time on the twelfth (12th) anniversary of the first date of the first full calendar month following the Commencement Date (herein called the “Expiration Date”).

(b) Early Occupancy. Tenant and its authorized agents, employees and contractors shall, at all reasonable times following the date of this Lease, have the right, at Tenant’s own risk, expense and responsibility, to occupy the Premises for the performance of Tenant’s Work, provided that in so doing Tenant shall not interfere with or delay any work to be performed by Landlord regarding construction of Landlord’s Work. Landlord agrees to reasonably cooperate with Tenant to allow for the performance of Tenant’s Work. If Tenant occupies the Premises for the performance of Tenant’s Improvement Work prior to the Commencement Date, Tenant shall abide by the terms and conditions of this Lease including payment of Impositions, insurance premiums and the cost of repairs and maintenance, or any sums designated herein as additional rent, as if the term of this Lease had already commenced, except that Tenant shall have no obligation to pay Base Rent until the Commencement Date.

(c) Renewal Term.

(i) Tenant shall have the option (the “Renewal Option”) to renew this Lease for three (3) additional terms of five (5) years each (each a “Renewal Term”). The Renewal Option shall be exercised by giving Landlord written notice (the “Option Notice”) at least two hundred seventy (270) days prior to the end of the original term of this Lease or the then current Renewal Term. The Renewal Term shall be on the same terms and conditions as set forth in this Lease, except those regarding the payment of minimum annual rent for the Renewal Term which shall be ninety-five percent (95%) of the then fair market rent payable for similar industrial space in the Exton, PA area (“Fair Market Rent”) in its shell condition (Fair Market Rent shall not take into account any increase in the rental value of the Premises associated with any improvements to the space beyond the shell). However, in no event shall the minimum annual rent for the first lease year of a Renewal Term be less than One Hundred three percent (103%) of the minimum annual rent payable for the last lease year of the original term or the last year of the applicable prior Renewal Term. Based upon the first lease year’s rent of each Renewal Term, the minimum annual rent for each remaining lease year of each Renewal Term shall increase by three percent (3%) each year commencing on the anniversary of the prior lease year. In the event Tenant exercises the Renewal Option, “Term” shall be defined to include such extension. In the event Tenant shall desire to enter into a lease for the Premises beyond the Renewal Terms, Landlord and Tenant mutually reserve the right to renegotiate the terms and conditions of such lease.

(ii) Determination of Fair Market Rent.

(1) In the event Tenant elects to exercise a Renewal Option, then during the period (the “Analysis Period”) beginning on the date of exercise and ending thirty (30) days thereafter, the parties shall, in good faith, attempt to determine and agree upon the Fair Market Rent.

(2) In the event that Landlord and Tenant are unable, within the Analysis Period, to agree upon the Fair Market Rent, the Fair Market Rent shall be determined by the following appraisal mechanism: During the first two weeks following the Analysis Period, Landlord and Tenant shall attempt to agree upon a single appraiser who shall be MAI certified and have a minimum of five (5) years experience in the greater Exton area in real estate leasing or appraisal of leases in similar industrial buildings in the greater Exton area and who has not conducted within the previous three years, does not presently conduct, and does not anticipate conducting, a material amount of business with either Landlord or Tenant or their Affiliates or lenders, or otherwise has a financial interest in or with either Landlord or Tenant or their Affiliates and who is otherwise independent (the “Appraiser Qualifications”). If Tenant and Landlord are unable to agree upon a single appraiser within said two week period, then Landlord and Tenant shall draw by lot to determine which of them (the “First Party”) within the following seven (7) days shall provide the other party (the “Second Party”) with the names and qualifications of three (3) appraisers who are acceptable to the First Party and who meet the Appraiser Qualifications. Such list shall be accompanied by a statement of all business conducted by each such proposed appraiser with the First Party within the previous three years. The Second Party within fifteen (15) days thereafter shall select one of the three (3) appraisers and shall notify the First Party in writing of its selection. The appraiser so selected shall be the appraiser hereunder. The parties shall share equally in the cost of the appraiser.

(3) Within fifteen (15) days following the selection of the appraiser, Landlord and Tenant shall each notify the other (but not the appraiser) of their determination of the Fair Market Rent. During the next seven (7) days, both Landlord and Tenant shall prepare a written critique of the other’s determinations and on the seventh day Landlord and Tenant shall deliver to each other their written critiques. On the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations (as originally submitted to the other party, with no modifications or additions whatsoever permitted) and Landlord’s and Tenant’s critique shall be submitted to the appraiser. On and not before the fifteenth (15th) day thereafter, the appraiser shall determine the Fair Market Rent. Absent manifest error, the appraiser’s decision shall be final, conclusive and binding on Landlord and Tenant.

4. Use of Premises. Tenant shall have the right to use the Premises for manufacturing, testing, assembling and selling of all lawful products, including, without limitation, measuring and testing equipment and general office space (the “Permitted Use”). Landlord hereby agrees that the Permitted Use and the improvements contemplated to be constructed are allowed by all Governmental Requirements.

5. Minimum Annual Rent.

(a) Minimum Annual Rent. Tenant shall pay a minimum annual rent of Six Hundred Seventeen Thousand Eight Hundred Eighty dollars ($617,880.90), or $8.45 per square foot for 73,122 square feet of the Building and no minimum annual rent for 17,242 square feet of the Building, without notice or demand, and without setoff, in equal monthly installments of Fifty-one Thousand Four Hundred Ninety dollars and eight cents ($51,490.08) in advance, on the fifteenth day of each calendar month during the first year of the Term of this Lease. Minimum annual rent is sometimes referred to as “Base Rent” in this Lease. During the second year of the Term of this Lease, Tenant shall pay, in advance, Base Rent in the amount of Seven Hundred Eleven Thousand One Hundred Sixty-four dollars and ten cents ($711,164.10), without notice or demand, and without setoff as follows: (i) for the first six (6) months: in equal monthly amounts of Fifty-three Thousand Thirteen dollars and forty-five cents ($53,013.45), or $8.70 per square foot for 73,122 square feet of the Building and no Base Rent for 17,242 square feet of the Building (the “Expansion Space”) on the first day of each calendar month, and (ii) for the second six months: in equal monthly amounts of Sixty-five Thousand Five Hundred Thirteen dollars and ninety cents ($65,513.90), or $8.70 per square foot for the 90,364 square feet of the Building on the first day of each calendar month. Provided, however, that Base Rent for the first full month shall be paid upon the signing of this Lease. If the Commencement Date shall fall on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date. In addition, Tenant shall pay Landlord without setoff the additional rent as hereinafter set forth (sometimes referred to as “Additional Rent”). Unless otherwise specifically provided, all sums shall be paid to Landlord by electronic funds transfer at the Financial Institution of Landlord’s choice which shall be identified to Tenant by Landlord prior to the Commencement Date. Tenant shall be entitled to rely on written direction from Gregory M. Walters or Charles Lyddane as Landlord’s agent, with respect to such election by Landlord.

(b) Adjustment. Base Rent shall be adjusted at the end of the first lease year and at the end of each succeeding lease year, effective the first day of the next succeeding lease year. The adjustment shall be calculated as follows:

(i) The increase shall be 3% per lease year, for the balance the original term of the Lease as specified in Exhibit F of this Lease.

(ii) In addition, the increase during a Renewal Term shall be a minimum of 3% per lease year.

6. Taxes and Other Impositions.:

(a) Payment. As additional rent hereunder, prior to the date on which any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or sooner if elsewhere herein required), Tenant shall pay throughout the Term of this Lease all levies, taxes, assessments, water and sewer rents and charges, liens, license and permit fees, charges for public utilities and all other charges, imposts or burdens, general or special, foreseen or unforeseen, whether or not particularized by name, ordinary or extraordinary, which are applicable to the term of this Lease, and which are created, levied, assessed, confirmed, adjudged, imposed or charged by any federal, state or municipal government or public authority, or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements (all of which are hereinafter referred to as “Impositions”) upon or with respect to the Premises, the Lot or any improvements made thereto, any part of the foregoing, or any appurtenances thereto or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Premises, or upon this transaction or any related documents to which Tenant is a party or successor in interest, or against Landlord because of Landlord’s estate or interest herein. Landlord and Tenant will reasonably cooperate with one another to cause invoices related to any of the foregoing to be mailed directly to Tenant (with a copy to Landlord), and each of Landlord and Tenant will promptly deliver a written notice of any such invoices received by such party (along with a copy of the actual invoice). If Tenant is permitted by the assessing and collecting authorities and elects to pay any Imposition in installments, Tenant shall, nevertheless, pay all unpaid installments thereof prior to the expiration or sooner termination of the term of this Lease, whether or not such installments are then due or payable. Tenant shall pay each Imposition directly to the government or other public authority charged with the collection of such Imposition and shall furnish Landlord, not later than ten (10) days prior to the last day upon which they may be paid without any fine, penalty, interest or cost, receipts or other evidence satisfactory to Landlord of the payment of such Imposition. Nothing herein shall be deemed to create an obligation of Tenant to pay any costs or expenses (including, without limitation, those described in this Paragraph) assessed against Landlord in connection with completion by Landlord of Landlord’s Work, such as permit fees, sales tax upon materials incorporated into Landlord’s Work.

(b) New Methods of Taxation. Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits, transfer, sales, revenue, corporate capital stock, franchise or margin tax imposed or assessed upon Landlord; Landlord shall timely pay all such taxes without reimbursement by Tenant. In addition, Tenant shall not be required to pay any increase in taxes due to a reassessment performed as a result of the sale or transfer of the Property during the initial Term of this Lease. Taxes payable by Tenant shall be calculated solely on any normal and ordinary increases in assessment valuation for the Property.

(c) Monthly Deposits. Notwithstanding the foregoing provisions of this Article 6, Landlord shall have the right, at its option, to require Tenant to pay to Landlord (or to any mortgagee as directed by Landlord), at the time when the monthly installment of minimum rent is payable, an amount equal to one-twelfth (1/12th) of the annual Impositions as reasonably estimated by Landlord. If Landlord elects to have Tenant make such payments, Tenant also shall pay to Landlord or to such mortgagee, as the case may be, at least thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, the amount by which the Impositions becoming due exceed the monthly payments on account thereof previously made by Tenant. The amounts paid by Tenant pursuant to this Paragraph (c) shall be used to pay the Impositions, but such amounts shall not be deemed to be trust funds and no interest shall be payable thereon. If Landlord elects to have Tenant make such payments, within one hundred twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Impositions for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of rent owed by Tenant or remit such overpayment to Tenant within thirty (30) days if the Term has expired or has been terminated. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, the Impositions for such calendar year shall be apportioned prorata. Landlord may correct any statement of expense for twelve (12) months after it is initially issued (but not later).

(d) Contest by Landlord. Landlord may bring proceedings to contest the validity or amount of any Imposition or to recover payments therefor. Tenant shall reasonably cooperate with Landlord (at no cost to Tenant) with respect to such proceedings to the extent reasonably necessary. Landlord shall provide copies of bills for contested Impositions promptly upon Landlord’s receipt of the same. If Landlord does not elect to contest Impositions for a particular period during the Term, Tenant may request that Landlord contest such Impositions by written notice to Landlord given, if at all, within sixty (60) days following Tenant’s receipt of the statement delivered by Landlord to Tenant. Landlord may then elect either to contest such taxes or to allow Tenant to so contest such taxes subject to Landlord’s reasonable approval of the firm or individual hired to conduct such contest. In either case, Tenant shall be responsible for all costs of contesting such taxes including any out of pocket expenses incurred by Landlord in connection with such contest.

7. Insurance.

(a) Types. Tenant, at Tenant’s sole cost and expense, shall maintain and keep throughout the term with policies from an insurer and in a form and substance, all reasonably satisfactory to Landlord:

(i) Casualty. insurance against loss and damage to the Building and all other improvements now or hereafter located on the Premises by fire and such other casualties as may be included in the broadest form of all-risk insurance from time to time available, in an amount equal the full insurable replacement value of the Building and the improvements, the policy to have attached thereto replacement cost, agreed amount and rental coverage endorsements or comparable forms of coverage; the policy of insurance described in this Paragraph 7 (i) shall name Landlord as the insured, and in addition shall contain a standard mortgagee endorsement in favor of all mortgagees, or at the election of any mortgagee, any reasonable variation of such endorsement. Notwithstanding the foregoing, Tenant shall be the named insured and loss payee with respect to insurance covering Tenant Restoration Items (defined in Paragraph 16 below).

(ii) Liability. insurance against liability for bodily injury (including death) or property damage in or about the Premises under a policy of comprehensive general liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $1,000,000 Per Occurrence and $2,000,000 Aggregate and an Umbrella Policy with a limit of $1,000,000. The policies of comprehensive general liability and Umbrella insurance described in this Paragraph 7 (ii) shall name Landlord , Tenant and any Landlord mortgagee as Additional Insured.

(iii) Other Insurance. Boiler insurance, plate glass insurance, war risk insurance (when available), and such other insurance as customarily provided for buildings and improvements substantially similar to the Premises in the Exton, PA area in reasonable amounts as may be specified from time to time by Landlord or any mortgagee. The policies of insurance described in this Paragraph 7 (iii) shall name Landlord as the insured, and in addition shall contain a standard mortgagee endorsement in favor of all mortgagees, or at the election of any mortgagee, any reasonable variation of such endorsement. Notwithstanding the foregoing, Tenant shall be the named insured and loss payee with respect to insurance covering Tenant Restoration Items.

(iv) Lender Required Insurance. Any other reasonable insurance coverage that may be required from time to time by any mortgagee or that may be required generally by institutional lenders. The policies of insurance described in this Paragraph 7 (iv) shall name Landlord as the insured, and in addition shall contain a standard mortgagee endorsement in favor of all mortgagees, or at the election of any mortgagee, any reasonable variation of such endorsement. Tenant shall not be required to carry insurance for the benefit of any such lenders (or Landlord) respecting Tenant Restoration Items.

(c) Policies. Each such policy of insurance required by Paragraph (a) of this Article shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. Each policy shall have an executive notice endorsement or comparable form of coverage attached thereto to the effect that no act or omission of Tenant shall affect the obligation of the insurer to pay the full amount of any loss sustained.

(d) Evidence of Coverage. Within twenty (20) days following the date hereof, the original and a signed duplicate of each policy shall be delivered to Landlord by Tenant. Tenant may carry any insurance required by this Article 7 under a blanket policy , applicable to the Premises, in which event Tenant shall deliver the insurer’s certificates thereof and two certified copies of the underlying policy in lieu of the original, showing all of the terms of such coverage and showing the insured parties as aforesaid. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy, and such failure continues for ten (10) days following written notice of such failure by Landlord to Tenant, Landlord shall have the right to purchase such insurance. All such payments made by Landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent promptly upon being billed therefor.

(e) Waiver of Subrogation. Each of the parties hereto hereby releases the other, to the extent of the releasing party’s insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the reasonable amount of such additional premium promptly upon being billed therefor.

8. Repairs and Maintenance.

(a) Subject to the obligations of Landlord to cause the completion of Landlord Repair Items at its own cost and expense, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Building and the other improvements on the Premises and any sidewalks, parking areas, curbs, and access ways upon or adjoining the Premises in good order and condition and shall promptly make all repairs necessary to keep and maintain such good order and condition, whether such repairs are interior or exterior, ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen. Tenant shall not use or permit the use of any portion of the Property for outdoor storage if doing so would be a violation of Governmental Requirements. When used in this Article 8, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Tenant shall maintain all systems in the Premises. Tenant shall pay all costs of maintenance of all systems in the Premises. Notwithstanding the other provisions of this Lease, Tenant shall not be required to make any capital repairs or capital replacements during the final two (2) years of the Lease. If there is the need to make capital improvements to the Premises after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Premises at the date of this Lease or such capital improvements are attributable to a modification to the Premises requested by Tenant or made by Tenant after the date of this Lease (a “Code Modification”), then Tenant shall cause the completion of the Code Modification and the cost shall be amortized over such reasonable period as determined by Generally Accepted Accounting Principles (GAAP), and, except with respect to Code Modifications: (i) to portions of the Premises that were included in the Tenant Improvement Work (including, without limitation such work in the Expansion Space), or (ii) required because of modifications to the Premises requested by Tenant or made by Tenant after the date of this Lease, Landlord shall reimburse Tenant for any portion of such amortized amount attributable to periods following the expiration of the term of the Lease; provided however, to the extent the Code Modification is specifically required due to specific use of the Premises by Tenant or by Tenant Parties as defined in Article 11 (b) of this Lease (as opposed to code modifications required of other similar properties, notwithstanding the specific use thereof) or for Code Modifications to portions of the Premises that were included in the Tenant Improvement Work (including, without limitation, such work in the Expansion Space), or attributable to modifications to the Premises requested by Tenant or made by Tenant after the date of this lease then Landlord shall not be required to so reimburse Tenant therefor.

(b) Landlord, throughout the Term of this Lease shall, at its sole cost and expense (without pass-through to Tenant) make all necessary repairs to the roof, floor slab, footings and foundations and the structural steel columns and girders forming a part of the Premises (other than portions that were included in the Tenant Improvement Work) provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair. “Landlord Repair Items” are (i) repairs to be made by Landlord under this Paragraph 8(b), (ii) repairs which are covered by Landlord’s Warranty, (iii) repairs required to correct any latent defects or original design defects in the Building shell and Building systems construction, labor or materials as part of Landlord’s Work in connection with construction of the Building shell and (iv) repairs required due to the negligence or willful misconduct of Landlord, and any other item specifically designated as a Landlord Repair Item elsewhere in this Lease. Landlord shall be required to promptly cause the correction of any Landlord Repair Item at its own cost without recoupment from Tenant unless such repair is made necessary because of Tenant’s wrongful or negligent acts or omissions or acts and omissions not intended in the design and engineering of the Building.

(c) Tenant shall keep and maintain all portions of the Premises and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition by performing all necessary tasks including, but not limited to, grass cutting, seeding, watering, weeding and replacing any dead or diseased plantings.

9. Utility Charges. From and after the occurrence of Substantial Completion of Landlord’s Work (but not before), Tenant shall be solely responsible for and shall pay promptly all rents, costs and charges for water service, sewer service, gas, electricity, light, heat, steam, power, telephone and other communication services, and any and all other utilities or services rendered to or servicing the Premises. Notwithstanding the foregoing, in the event Tenant uses or occupies all or a portion of the Premises prior to the Substantial Completion of Landlord’s Work, Tenant shall pay all of the foregoing rents, costs and charges attributable to Tenant’s occupancy.

10. Net Lease. Except for the obligations of Landlord expressly set forth herein, this Lease is a net lease and Landlord shall receive the minimum annual rent as hereinabove provided as net income from the Premises, not diminished by any Imposition or any expenses or charges required to be paid to maintain and carry the Premises or to continue the ownership of Landlord other than payments under any mortgages now existing or hereafter created by Landlord, and Landlord is not and shall not be required to render any services of any kind to Tenant; provided that Tenant shall not be required to reimburse Landlord for its ownership costs related to the Premises if not specifically provided herein (for instance, Tenant shall not be required to pay for, or reimburse Landlord for, a management fee related to the Premises). However, to the extent Landlord agrees to perform management or construction services for Tenant related to the Premises, Tenant shall pay to Landlord a reasonable fee for such services plus six percent (6%).

11. (a) Governmental Regulations. With regard to all or any part of the Premises or to the use or manner of use of the Premises, or to the sidewalks, parking areas, curbs and access ways adjoining the Premises, or to the fixtures and equipment in the Premises throughout the Term of this Lease and at its sole cost and expense, Tenant shall: (i) comply promptly with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof, and of the National Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions; and (ii) keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided; and (iii) comply with the requirements of all public liability, fire and other policies of insurance covering the Premises whether any of the foregoing are foreseen or unforeseen, ordinary or extraordinary. Without limiting the generality of the foregoing, Tenant shall comply with the requirements of (a) the Occupational Safety and Health Act (and all regulations promulgated thereunder), and (b) the Americans with Disabilities Act (and all regulations promulgated thereunder), as the same may be amended from time to time (collectively, the “Act”). Notwithstanding the foregoing, Landlord, at its sole cost and expense, shall be responsible for causing any work completed by it pursuant to this Lease to comply with Title III of the Americans With Disabilities Act of 1990 (the “ADA”), or the regulations promulgated thereunder (as said Title III is in effect and pertains to the general public), as of the Lease Commencement Date (and any modification to the Premises required due to a failure by Landlord to have done so shall be deemed a Landlord Repair Item ). The Act may require, among other things, that the Premises be designed to remove architectural barriers so that the Premises will be readily accessible to people with disabilities, on the same basis as the Premises are accessible to those without such disabilities. The foregoing obligation of Tenant shall not however permit Tenant to make, without Landlord’s prior written approval, any alterations to the Premises which otherwise would require Landlord’s approval under this Lease, and Tenant shall comply with all of the requirements of this Lease in making any such alterations.

(b) Hazardous Materials.

“Hazardous Substance” shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority having jurisdiction. The term “Hazardous Substance” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) petroleum or (v) asbestos or asbestos-containing materials.

Tenant shall not cause or suffer or allow any Hazardous Substances, to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises by Tenant or any of Tenant’s contractors, employees or invitees or by anyone in the Premises (other than Landlord or its agents, employees or contractors) (“Tenant Parties”), except to the extent such Hazardous Substances are customarily kept or used by typical office tenants. If Tenant or its agents discharge Hazardous Substances upon the Premises which results in contamination of the Premises , then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses and losses (including, but not limited to,, diminution in value of the Premises using a fair market appraisal of the Landlord’s interest in the Premises, damages for the loss or restriction on use of leasable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Substance present in the soil or groundwater on or under the Premises. Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.

Landlord represents and warrants to Tenant, to the best of Landlord’s knowledge based upon that certain Phase I Environmental Site Assessment 290 National Road Exton Pennsylvania prepared by ePhase and dated April 26, 2007 and revised June 14, 2013, that as of the Commencement Date the Premises does not contain Hazardous Materials in excess of legally permitted maximum thresholds. If at any time it is determined that the Premises is contaminated with Hazardous Materials (whether caused before or after the date on which the parties entered in to this Lease), so long as such contamination is not caused by Tenant or Tenant Parties, Landlord will, at its sole cost and expense, diligently pursue such remediation activities for any contamination as required by law (“Remediation Activities”); such Remediation Activities shall be deemed Landlord Repair Items and the costs thereof shall not be charged to Tenant. Landlord’s obligations pursuant to this paragraph shall survive the expiration or termination of this Lease, and Landlord shall indemnify Tenant with respect to any costs that Tenant must incur in connection with Remediation Activities to comply with legal requirements so long as Tenant has not caused the environmental condition necessitating the Remediation Activities.

Landlord and Tenant will immediately notify the other of any violation of any environmental laws or the release or suspected release of Hazardous Materials in, under or about the Premises of which such party has actual knowledge, and both parties shall immediately deliver to the other a copy of any notice, filing or permit sent or received with respect to the foregoing. Landlord hereby represents and warrants to Tenant that Landlord has provided Tenant with copies of all environmental reports or assessments related to the Premises prepared for Landlord or in the possession of Landlord or Landlord’s property manager. Notwithstanding the foregoing, if the Remediation Activities (a) result in the Premises being unusable for the reasonable conduct of Tenant’s business, (b) are not necessitated by the wrongful acts or omissions of Tenant or Tenant Parties, and (c) continue for more than three (3) consecutive business days after Tenant notifies Landlord, then Tenant shall be entitled to a reasonable abatement of Rent (to the extent the Premises is unusable for the reasonable conduct of Tenant’s business) accruing from and after the expiration of such three (3) consecutive business day period and continuing for so long as Tenant is so prevented from using the Premises. If the Premises are unusable by Tenant for one hundred twenty (120) or more days, then Tenant shall have the right to terminate this Lease.

12. Signs. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted at any place upon the Premises without the prior written consent of Landlord as to the size, design, color, location, content, illumination, composition or material and mobility thereof. However, Landlord agrees to timely approve such Tenant exterior signage that is in compliance with the requirements of all governmental authorities. Landlord will review and approve such signage that is in compliance with the requirements of this Article and such signage shall be described and depicted on an Exhibit to be attached hereto. All signs shall be maintained by Tenant in good condition during the term of this Lease, and Tenant shall remove all signs at the termination of this Lease and shall repair and restore any damage caused by the installation or removal thereof, reasonable wear and tear excluded. In the event Tenant shall fail to adequately and reasonably maintain or repair its signage (including but not necessarily limited to, the sign causing damage, deterioration, discoloration or staining to the Building) Landlord shall have the right to make such repairs or maintenance and Tenant shall pay to Landlord as additional rent the reasonable cost of such repairs or maintenance promptly upon being billed therefor. Landlord will assist with, but Tenant shall be solely responsible for obtaining all governmental approvals associated with its signage. In addition, Tenant shall be solely responsible for all sign permit and/or license fees and all costs and expenses associated with Tenant’s signage.

13. Alterations, Additions and Fixtures.

(a) Subject to the provisions of Article 14 hereof, Tenant shall have the right to install in the Premises any trade fixtures from time to time during the Term of this Lease; provided, however, that no such installation or removal thereof shall adversely affect the structural portion of the Building and that Tenant shall repair and restore any damage or injury, if any, to the Premises caused thereby.

(b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises, including, but not limited to, the Expansion Space (and that do not affect the structural portions of the Building) in excess of $50,000 and the initial Tenant improvements to the Expansion Space in any monetary amount without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord’s prior written consent thereto; except that Tenant may make minor nonstructural changes to the interior of the Building without the consent of Landlord provided that: (i) Tenant supplies Landlord with plans and specifications and any necessary permits therefor at least ten (10) days in advance of commencing construction thereof; (ii) such alterations and improvements do not impair the structural strength of the Building or any other improvements or reduce the value of the Premises; (iii) Tenant shall take or cause to be taken all steps that are required by Article 14 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic’s, laborer’s or materialman’s lien upon the Premises, Building or Lot; and (iv) the occupants of any adjoining real estate are not annoyed or disturbed by reason thereof. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment therefor by Landlord; unless, if requested by Tenant in writing at the time Landlord approves installation of the improvements, Landlord also gives written notice to Tenant whether it will be required to remove the same; in which event at the expiration or termination of this Lease Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Premises caused by the installation or removal thereof if required by Landlord. In no event shall Tenant be required to remove approved Tenant’s Work or any of the improvements installed by Landlord in connection with this Lease. Tenant agrees to pay Landlord’s out of pocket costs plus a reasonable administrative fee comparable to similar fees in the Exton, Pennsylvania area of six percent (6%) in connection with the review of Tenant’s plans and specifications and obtaining Landlord’s consent to Tenant’s proposed alterations, improvements or additions to the Premises, including the initial Tenant improvements to the Expansion Space upon receipt of an invoice or invoices therefor which shall be additional rent.

14. Mechanics’ Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises so as to minimize the possibility of a lien attaching to the Premises or the Lot. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic’s, laborer’s or materialman’s lien upon the Premises or the Lot. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within fifteen (15) business days after the lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant’s account and at Tenant’s risk and expense. Throughout this Lease the term mechanic’s lien is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Lot or any interest therein or income therefrom on account of any mechanic’s, laborer’s or materialman’s lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic’s notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic’s lien.

15. Landlord’s Right of Entry.

(a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times after providing at least twenty-four (24) hours prior notice to Tenant and confirmation by Tenant (except in the event of an emergency) for the purpose of (i) inspecting them or (ii) making any necessary repairs thereto and performing any work therein. Except as otherwise provided herein, during the progress of any work on the Premises Landlord will attempt not to inconvenience Tenant. If, due to the above-described entry and activities by Landlord a disturbance occurs which results in the Premises being unusable for the reasonable conduct of Tenant’s business, then Tenant shall be entitled to a reasonable abatement of Rent (to the extent the Premises is unusable for the reasonable conduct of Tenant’s business) continuing for so long as Tenant is so prevented from using the Premises.

(b) Landlord shall have the right at all reasonable times after providing at least twenty-four (24) hours prior notice to Tenant and confirmation by Tenant to enter and to exhibit the Premises for the purpose of sale or mortgage, and, during the last nine (9) months of the term of this Lease, to enter and to exhibit the Premises to any prospective tenant excepting any areas which may contain proprietary business fixtures, equipment, documents, plans, drawings, prototypes or files.

16. Damage by Fire or Other Casualty.

(a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord shall, subject to any mortgagee’s consent, repair, rebuild or replace such damage and shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction.

(b) The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control.

(c) The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement) recovered by reason of the damage or destruction of the Property in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the net insurance proceeds) shall be applied towards the full cost of restoration and Tenant shall pay for any shortfall. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises. Notwithstanding the foregoing, in the event that (i) Landlord’s lender will not make insurance proceeds available to Landlord in a sufficient amount to allow for the full restoration of the Premises (other than Tenant Restoration Items) or (ii) the Premises, other than Tenant Restoration Items are, in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred twenty (120) days after the date of such damage, then Landlord shall give written notice to Tenant of such determination (the “Determination Notice”) within thirty (30) days of such casualty, then either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant’s receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds (shortfall in proceeds due to a failure by Landlord’s lender to make proceeds available to Landlord shall be paid by Landlord unless such shortfall was specifically identified in the Determination Notice), make such repair or restoration of the Premises (other than Tenant Restoration Items) to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises (if Tenant is still occupying the Premises). Notwithstanding the foregoing, in the event that Landlord is unable to substantially repair or restore the Premises (other than the Tenant Restoration Items) in accordance with the Determination Notice on or before the date which is the one hundred eightieth (180th) day after such casualty as may be extended by Force Majeure Delay for up to sixty (60) days, Tenant may, at its option terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such period, and thereafter neither Landlord nor Tenant shall have any further obligation hereunder except those which would otherwise survive a termination of the Lease.

(d) Landlord’s obligation or election to restore the Premises under this Article shall not include the repair, restoration or replacement of the Premises Fitout Work and the Tenant Improvement Work (as such terms are defined in the Work Letter) and fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant (collectively, “Tenant Restoration Items”). Notwithstanding the other provisions of this Lease, to the extent any insurance proceeds are explicitly, pursuant to the terms of their associated insurance policies, solely and directly attributable to Tenant Restoration Items, such insurance proceeds shall be paid to Tenant subject only to the rights of Landlord’s mortgagee, if any.

(e) Landlord shall maintain a rent loss insurance policy and Tenant shall reimburse Landlord in advance for the reasonable cost thereof plus an administrative fee of six percent (6%) on an annual basis, not later than thirty (30) days after the date of Landlord’s invoice therefor such reimbursement to be deemed additional rent. Tenant will receive an abatement of its minimum annual rent and all additional rent (including but not limited to payment of Impositions and Tenant’s Proportionate Share of the Operating Expenses) to the extent covered by such rent loss insurance policy and during all times that the Premises or any part thereof cannot be used for the reasonable operation of Tenant’s business (other than Tenant Restoration Items), except to the extent that Landlord’s failure to restore any such portion of the Premises is directly attributable to the failure by Tenant to maintain the insurance coverages required by the terms of this Lease

17. Non-Abatement of Rent. Except as otherwise expressly provided in this Lease there shall be no abatement or reduction of the minimum rent, additional rent or other sums payable hereunder for any cause whatsoever, and this Lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

18. Mutual Indemnification. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Landlord Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and (a) occasioned wholly or in part by any wrongful act or omission of Tenant, its agents, contractors, employees, licensees or invitees; unless such loss, injury or damage was caused by the negligence or willful misconduct of the Landlord, its agents, employees, licensees or invitees; (b) arising out of any negligence or willful misconduct of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors, invitees or licensees; (c) arising out of any acts or omissions of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors, invitees or licensees occurring during the performance of any demolition, construction, repair or maintenance work in the Building; or (d) any breach of this Lease by Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of (a) any negligence or willful misconduct of Landlord, the Landlord Related Parties or any of Landlord’s contractors; (b) any acts or omissions of Landlord, the Landlord Related Parties or any of Landlord’s contractors occurring during the performance of any demolition, construction, repair or maintenance work in the Building; or (c) any breach of this Lease by Landlord.

19. Condemnation. (a) If any portion of the Premises or parking or points of access to the Property are taken or condemned for a public or quasi-public use, and the ability to utilize the Premises for Tenant’s Permitted Use is materially and adversely affected then each of Landlord and Tenant shall have the right to terminate this Lease effective as of the date of such taking by giving written notice to the other party within thirty (30) days after such taking. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available condemnation proceeds, make such repair or restoration of the Premises as nearly as reasonably possible to the approximate condition existing prior to such taking, promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises (if Tenant is still occupying the Premises). Notwithstanding the foregoing, in the event that Landlord is unable to substantially repair or restore the Premises in accordance with the Condemnation Determination Notice on or before the date which is one hundred twentieth (120th) day after such taking, as may be extended by Force Majeure Delay for up to sixty (60) days, Tenant may, at its option and as its sole remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such period, and thereafter neither Landlord nor Tenant shall have any further obligation hereunder except those which would otherwise survive a termination of the Lease. In the event of a termination as described above, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

(b) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemner for the costs of Tenant Restoration Items and removal expenses, business dislocation damages and moving expenses and the costs of fixtures and equipment installed by Tenant; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant’s leasehold interest.

20. Quiet Enjoyment. Tenant, unless Tenant is in default which is uncured under this Lease, shall quietly have and enjoy the Premises during the Term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

21. Assignment and Subletting.

(a) Restricted Assignment. Tenant shall not assign, mortgage, pledge or encumber this lease, or sublet the whole or any part of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law, and/or a transfer by any person or persons controlling Tenant on the date of the lease of such control to a person or persons not controlling Tenant on the date of the lease. In the event of any assignment of this Lease made with or without Landlord’s consent, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this Lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of and agreement to be bound by all the provisions of this Lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, 50% of any profit which may inure to the benefit of Tenant as a result of any subletting of the Premises or assignment after deduction of any expenses related to assignment of this Lease.

(b) Corporate or Partnership Transfers. Tenant shall have the right, without the necessity of obtaining Landlord’s consent, to: (i) assign this Lease to its parent or any wholly owned subsidiary of Tenant or to any entity controlled by or in common control with or controlling Tenant; or (ii) transfer the Lease by assignment, consolidation, or merger to or with, in the reasonable opinion of Landlord a reputable business entity having substantially the same credit worthiness of Tenant as of the date of execution of this Lease. Tenant shall provide reasonable written notice thereof to Landlord, but in no event less than thirty (30) days.

(c) Percentage Agreements. It is agreed that Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises with or without Landlord’s consent, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

22. Subordination.

(a) This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust or ground lease hereafter placed on all or any part of the Premises, provided that Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement in the form acceptable to Tenant executed by the holder thereof (a “Holder”). Upon execution by Tenant, Landlord shall record the SNDA in the appropriate governmental offices for giving notice of interests in real property for the city or county, as the case may be, where the Property is located (the “Recording Office”), at Landlord’s sole cost.

(b) Simultaneously with the execution and delivery of this Lease, Landlord shall deliver to Tenant the SNDA executed by Landlord. Landlord shall deliver the SNDA as executed by the Holder of the first mortgage promptly after Landlord receives this Lease and the SNDA executed by Tenant. Tenant shall execute the SNDA simultaneously with the execution of this Lease. Landlord shall, within ten (10) days after receipt of the fully executed SNDA record the SNDA in the appropriate Recording Office at Landlord’s sole cost.

Tenant shall be entitled to rely upon any notice requesting that Tenant make all future rent payments to a Holder and Tenant shall not be liable to Landlord for any payment made to a Holder in accordance with such notice.

23. Memorandum of Lease; Tenant’s Certificate.

(a) Tenant, at any time and from time to time and within ten (10) business days after Landlord’s written request, shall execute, acknowledge and deliver to Landlord a short form or memorandum of this Lease or estoppel certificate for recording purposes.

(b) Tenant, at any time and from time to time and within ten (10) business days after Landlord’s written request, so long as there are no material and substantial defects in the Premises which Landlord is obligated to remedy and which Landlord is not proceeding to remedy, and so long as Landlord is not otherwise in default of this Lease, shall execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by Article 2 hereof have been completed; certifying that Tenant has accepted possession of the Premises; stating the date on which the term of the Lease commenced and the dates to which minimum rent, additional rent and other charges have been paid in advance, if any; stating that to the best knowledge of the signer of such instrument Landlord is not in default of this Lease; stating any other fact or certifying any other condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein; and stating that it is understood that such instrument may be reasonably relied upon by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein or by any assignee of Landlord’s interest in this Lease or by any assignee of any mortgagee. The foregoing instrument shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

24. Curing Tenant’s Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder and Tenant does not commence such performance (and diligently pursue same) within thirty (30) days after written notice from Landlord, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any actual sums paid or costs incurred by Landlord in curing such default, which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefor. If Landlord does so cure such default, then upon payment by Tenant of the costs required by this Section 24, such default shall be deemed cured and Landlord shall have no further recourse with respect thereto.

25. Surrender.

(a) Subject to the terms of Paragraphs 13(b) and 16(a) and (c) hereof at the expiration or earlier termination of the term hereof, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear, casualty and condemnation excepted.

(b) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, such occupancy shall be deemed to be under a tenancy-at-will under the same terms and conditions set forth in this Lease; except, however, that the minimum annual rent during such continued occupancy shall be one and one half the per diem amount set forth in Paragraphs 5 (a) and (b) hereof . Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in Article 26 hereof.

26. Defaults-Remedies.

(a) Tenant Defaults. It shall be an event of default:

(i) If Tenant does not pay in full when due and without demand any and all installments of minimum rent or additional rent or any other charges or payments whether or not herein included as rent after the expiration of applicable notice and grace periods; or

(ii) If Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained after the expiration of applicable notice and grace periods; or

(iii) Intentionally omitted.

(iv) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this Lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.

(v) If any of the events enumerated in Paragraph (a)(iv) of this Article shall happen to any guarantor of this Lease;

(b) Landlord Remedies. Then, and in any such event, Landlord shall have the following rights:

(i) To charge a late payment penalty equal to the prime rate of interest as published by the Wall Street Journal plus five percent (5%) of any amount owed to Landlord pursuant to this Lease which is not paid within five (5) business days of the date which is set forth in the Lease if a date is specified, or, if a date is not specified, within thirty (30) days of the mailing of a bill therefore by Landlord. If Landlord incurs a penalty in connection with any payment which Tenant has failed to make within the times required in this Lease, Tenant shall pay Landlord, in addition to such sums, the full amount of such penalty incurred by Landlord. In the event the Wall Street Journal shall no longer publish the Prime Rate of interest, Landlord shall designate a substitute publication which publishes a substantially equivalent rate of interest.

(ii) Intentionally Omitted

(iii) To enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property were found and to levy the rent and other charges herein payable as rent, and Tenant shall pay all costs and officers’ commissions which are permitted by law, including watchmen’s wages and sums chargeable to Landlord, and further including commission(s) charged by the constable or other person making the levy, and in such case all costs, officers’ commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord.

(iv) To re-enter the Premises, together with all additions, alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises as a result of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent under such reletting. Tenant, for Tenant and Tenant’s successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant’s and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant’s obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(v) To terminate this Lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant’s obligations hereunder in existence at the time of such termination, damages for Tenant’s default in an amount equal to the amount of the rent reserved for the balance of the term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said term, also discounted at the rate of six percent (6%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

(vi) Whenever not prohibited by the law of the state in which the Property is located, when this Lease and the term or any extension or renewal thereof shall have been terminated on account of any default by Tenant, or when the term hereby created or any extension or renewal thereof shall have expired, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court an amicable action in ejectment and judgment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this Lease shall be his sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or Tenant’s right of possession as hereinbefore set forth, to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the Premises and confess judgment as hereinbefore provided.

(vii) Intentionally omitted.

Notwithstanding the foregoing, Landlord shall use reasonable efforts to mitigate its damages in the event of a default by Tenant.

(c) Landlord Default/Tenant Remedies.

(i) It shall be a default by Landlord if Landlord shall fail to fulfill any covenant or provision of this Lease on its part to be performed that will materially and adversely affect the ability of Tenant to conduct its normal, daily business on the Premises for the Permitted Use and fail to remedy such failure within thirty (30) days after Tenant shall have given Landlord written notice of such failure, provided that Tenant shall not exercise any of the rights or remedies contained in this Article 26 (c) (ii) or (iii) if Landlord begins to cure the default within ten (10) business days and continues actively and diligently and in good faith to completely cure the default;

(ii) Without limiting the rights described in subparagraph 26(c)(i) and (iii), in the event that (i) Landlord, for any reason fails to fulfill any covenant or provision of this Lease on its part to be performed (a “Failure”), and (ii) such Failure materially and adversely interferes with the conduct of Tenant’s business, as reasonably determined by Tenant; and (iii) Landlord does not commence to remedy such Failure within twenty (20) days after Landlord receives actual notice of such Failure (the “Remedy Commencement Period”) (and thereafter diligently pursue such remedy to completion), then Tenant shall have the right, but not the obligation, to remedy Landlord’s Failure and charge Landlord for the reasonable cost of such remedy, which charges shall be payable by Landlord within ten (10) business days of Tenant’s demand therefor, and upon Landlord’s failure to pay the same Tenant shall have the right to seek damages for such failure which shall be Tenant’s exclusive remedy. Notwithstanding the foregoing, if the Failure is of such a nature as to result in an imminent risk of personal injury or damage to Tenant’s property, then the Remedy Commencement Period shall be five (5) days, rather than twenty (20) days as set forth above.

(iii) Without limiting the rights described in subparagraph (i) and (ii) above, in the event that Landlord fails to fulfill any covenant or provision of this Lease, and such failure materially and adversely interferes with the conduct of Tenant’s business, as reasonably determined by Tenant, and (iii) such failure is not remedied within thirty (30) days after Tenant shall have given Landlord written notice of such failure, as extended by the grace period as provided in Article 26 (c) (i) above, then Tenant shall have the right to seek damages for such failure which shall be Tenant’s exclusive remedy.

(d) Non-Waiver. No waiver by Landlord or Tenant of any breach by the other of any obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forebearance by either party to seek a remedy for any breach by the other be a waiver by such party of any rights and remedies with respect to such or any subsequent breach.

(e) Grace Period. Notwithstanding anything hereinabove stated, except in the case of emergency as set forth in Article 24 and except in the event of any default enumerated in Paragraphs (a) (i) , (iv) and (v) of this Article, neither party hereto will exercise any right or remedy provided for in this Lease or allowed by law because of any default of the other, except those remedies contained in Paragraph (b)(i) of this Article, unless such party shall have first given thirty (30) days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that if the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) business days, neither party hereto will exercise any such right or remedy if the defaulting party begins to cure the default within the ten (10) business days and continues actively and diligently in good faith to completely cure said default; and further provided that Landlord shall not be required to give such ten (10) business days notice more than two (2) times during any twelve (12) month period. Grace periods shall not apply with respect to dates established in connection with Landlord’s construction of the work described in Article 2 above.

(f) Rights and Remedies Cumulative. Except as otherwise specifically provided in this Lease, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

(g) Mutual Waiver of Consequential Damages. Notwithstanding any provision in this Lease, in no event shall either Landlord or Tenant be liable for any indirect or consequential damages in connection with this Lease.

27. Condition of Title and Premises. Tenant confirms that the Property, the Lot and the Premises, the title thereto, the zoning thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title thereto, the encumbrances thereon, the appurtenances thereto, the nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put, except as to work to be performed by Landlord pursuant to Article 2 hereof. Notwithstanding the foregoing, Landlord hereby represents that there are no private restrictions affecting the Property which would prohibit the construction of the improvements contemplated herein or which prohibit the Permitted Use. In addition, Landlord hereby represents that, to its knowledge, the improvements contemplated hereunder shall be in compliance with all legal requirements, including, without limitation, zoning requirements.

28. Interpretation.

(a) Captions. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

(b) Entire Agreement. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. Tenant agrees to make such changes to this Lease as are required by any mortgagee, provided such changes do not substantially affect Tenant’s rights and obligations hereunder. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

(c) Exhibits. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereby made a part hereof.

(d) Covenants. The terms, covenants and obligations set forth herein all constitute conditions and not covenants of this Lease.

(e) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the Prime Rate of interest as published by the Wall Street Journal plus 1% “(the “Interest Rate”). In the event of a default hereunder, interest shall be payable at the Interest Rate plus 6%. In the event the Wall Street Journal shall no longer publish the Prime Rate of interest, Landlord shall designate a substitute publication which publishes a substantially equivalent rate of interest.

29. Definitions.

(a) Landlord. The word Landlord is used herein to include the Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant’s claims.

(b) Tenant. The word Tenant is used herein to include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this Lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

(c) Mortgage and Mortgagee. The word mortgage is used herein to include any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The word mortgagee is used herein to include the holder of any mortgage, including any ground lessor if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

(d) Person. The word person is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

(e) Date of this Lease. The date of this Lease shall be the date upon which this Lease has been fully executed by both parties.

(f) Index. The word index is used herein to mean the U.S. City Average Consumer Price Index for Urban Wage Earners and Clerical Workers (revised series) 1984 = 100 issued from time to time by the Federal Bureau of Labor Statistics or any successor agency that shall issue the index or any other measure hereafter employed by the Federal Bureau of Labor Statistics or any successor agency in lieu of such index. If there be any controversy as to the measure to be substituted, then the controversy shall be resolved by arbitration. The arbitrators shall be guided by the intention of the parties hereto to modify the minimum annual rent to reflect upward changes in the cost of living. The fees and expenses of arbitration shall be borne by Landlord and Tenant.

(g) Lot. The metes and bounds description of the Lot is set forth in Exhibit G attached hereto.

(h) “Lease Year”. The “first lease year” shall be the twelve (12) month period commencing on the Commencement Date, if the Commencement Date is the first day of a calendar month or, if the Commencement Date is other than on the first day of a calendar month, the period commencing on the Commencement Date and continuing through the last day of the twelfth full calendar month thereafter. Each “lease year” after the first lease year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding lease year.

30. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to FARO Technologies, Inc, 250 Technology Park, Lake Mary, FL 32746. and, after the Commencement Date, to the Premises. Notices to Landlord shall be addressed to 290 National Road LP ,10 Woodford Lane, Malvern, PA 19355, with a copy to any mortgagee or other party designed by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

31. Security Deposit. Tenant has deposited the sum of Forty-eight Thousand Fifty-two Dollars and Thirty-three Cents ($48,052.33) with Landlord. At the time of signing this Lease Tenant shall deposit with Landlord the sum of Three Thousand Four Hundred Thirty-seven Dollars and Seventy-five Cents ($3,437.75) for a total security deposit of Fifty-one Thousand Four Hundred Ninety Dollars and Eight Cents ($51,490.08) ($) to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the covenants, agreements and conditions of this Lease. Notwithstanding anything to the contrary contained in any law or statute now existing or hereafter passed (i) Tenant shall not be entitled to any interest whatever on the cash security, (ii) Landlord shall not be obligated to hold the cash security in trust or in a separate account and (iii) Landlord shall have the right to commingle the cash security with its other funds. Landlord may use, apply or retain the whole or any part of the cash security to the extent required for the payment of any minimum rent, any additional rent or any other sums payable hereunder as to which Tenant is in default or to the extent required for the reimbursement to Landlord of any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect to any of the covenants, agreements or conditions of this Lease which remains uncured past any applicable notice and cure periods. If Tenant shall fully and faithfully comply with all of the covenants, agreements and conditions of this Lease, the cash security shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord. If the Premises are sold to a bona fide purchaser, Landlord shall have the right to transfer the aforesaid cash security to such purchaser, by which transfer Landlord shall be released from all liability and Tenant shall look solely to the new landlord for the return thereof so long as liability for the security deposit is expressly assumed by such purchaser.

32. Modification of Premises. In the event the size of the Premises shall be modified during the design process (or pursuant to the re measurement procedures set forth above), the parties agree to execute an amendment to this Lease memorializing any change in the rent and in the Proportionate Share attributable to the Premises.

IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

Date signed:	Landlord:

290 National Road LP

September 9, 2014	By:	CLGW, 290 LLC.,
General Partner

	By:	/s/ Charles R.A. Lyddane
Member

	By:	/s/ Gregory M. Walters
Member

Date signed:	Tenant:

FARO Technologies, Inc.

September 5, 2014	By:	/s/ Jay Freeland
President

	Attest:	/s/ Jody Gale
Secretary

[Corporate Seal]

Corporate Resolution and Authorization of Agency

It is hereby certified that at a meeting of a quorum of directors of the corporation which is the Tenant herein was held on July 23, 2014 and that it was resolved to enter into this lease and further that the officers of the corporation and Jay Freeland as President for the corporation, have been authorized, empowered and directed in the corporate name and with the corporate seal to execute and deliver any or all documents and to pay all fees and charges necessary to carry out the entry into and compliance with this lease.

/s/ Jody Gale
Secretary
FARO Technologies, Inc.

EXHIBITS

A	METES AND BOUNDS LOT PLAN

A-1	OUTLINE OF BUILDING SHOWING THE EXPANSION SPACE

B	REFERENCES TO PLANS

C	REFERENCES TO SPECIFICATIONS

D	WORK LETTER

E	TENANT CONSTRUCTION INSURANCE REQUIREMENTS

F	MINIMUM ANNUAL RENT SCHEDULE

G	METES AND BOUNDS DESCRIPTION OF THE LOT

EXHIBIT TO BE ATTACHED

H	SIGNAGE APPROVED BY LANDLORD

EXHIBIT A - 1

OUTLINE OF EXPANSION SPACE

Not to Scale

This is an illustrative drawing only.

Final Plan details will vary.

290 National Road

West Whiteland Township, Chester County, Pennsylvania

Faro Fit-Out #10000173 - Phase 2

Contract Drawings & Specifications

April 23, 2014

CONTRACT DOCUMENTS

DRAWING NAME	DRAWING NUMBER	DATE
ARCUS DESIGN GROUP ARCHITECTS, INC.: COVER SHEET	A-0.0	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: SITE DETAILS	A-0.1	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: FLOOR PLAN	A-1.0	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: ROOF PLAN	A-1.01	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL FLOOR PLAN	A-1.11	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL FLOOR PLAN	A-1.12	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL EQUIPMENT PLAN	A-1.31	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL EQUIPMENT PLAN	A-1.32	3-27-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL EQUIPMENT PLAN	A-1.33	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL EQUIPMENT PLAN	A-1.34	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL EQUIPMENT PLAN	A-1.35	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL EQUIPMENT PLAN	A-1.36	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL EQUIPMENT PLAN	A-1.37	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: REFLECTED CEILING PLAN	A-2.0	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL REFELECTED CEILING PLAN	A-2.11	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: PARTIAL REFELECTED CEILING PLAN	A-2.12	3-27-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: INTERIOR ELEVATIONS & DETAILS	A-3.0	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: INTERIOR ELEVATIONS & TOILET CORES	A-3.3	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: INTERIOR SECTIONS & DETAILS	A-4.0	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: DOOR SCHEDULE & DETAILS	A-5.0	3-27-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: FINISH SCHEDULE	A-6.0	4-18-14
ARCUS DESIGN GROUP ARCHITECTS, INC.: FINISH PLAN	A-6.1	3-27-14

MACINTOSH ENGINEERING: ROOF FRAMING PLAN – FITOUT	S1.1F	3-27-14
MACINTOSH ENGINEERING: ROOF FRAMING PLAN – FITOUT	S1.2F	3-27-14
MACINTOSH ENGINEERING: TYPICAL DETAILS & SCHEDULES – FITOUT	S5.0F	4-18-14

PRECIS ENGINEERING, INC.: FIRE PROTECTION COVER SHEET	F0.00	4-18-14
PRECIS ENGINEERING, INC.: FIRE PROTECTION PLAN, SCHED’S & DETAILS	F1.01	4-18-14
PRECIS ENGINEERING, INC.: FIRE PROTECTION SPECIFICATIONS	F8.01	4-18-14

PRECIS ENGINEERING, INC.: MECHANICAL COVER SHEET	M0.00	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL GROUND FLOOR PLAN – WEST	M1.01	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL GROUND FLOOR PLAN – EAST	M1.02	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL ROOF PLAN – WEST	M1.03	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL ROOF PLAN – EAST	M1.04	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL ZONING PLAN	M2.01	4-18-14
PRECIS ENGINEERING, INC.: MECH. AIRFLOW DIAGRAMS AHU’S 1, 2 & 4	M3.01	4-18-14
PRECIS ENGINEERING, INC.: MECH. AIRFLOW DIAGRAM AHU 5	M3.02	4-18-14
PRECIS ENGINEERING, INC.: MECH. AIRFLOW DIAGRAM AHU’S 6 & 7	M3.03	4-18-14
PRECIS ENGINEERING, INC.: MECH. AIRFLOW DIAGRAM AHU 8	M3.04	4-18-14

PRECIS ENGINEERING, INC.: MECH. AIRFLOW DIAGRAM AHU 9	M3.05	4-18-14
PRECIS ENGINEERING, INC.: MECH. AIRFLOW DIAGRAM AHU 10	M3.06	4-18-14
PRECIS ENGINEERING, INC.: ATC DIAGRAMS & SEQUENCE OF OPERATIONS	M5.01	4-18-14
PRECIS ENGINEERING, INC.: ATC DIAGRAMS & SEQUENCE OF OPERATIONS	M5.02	4-18-14

EXHIBIT B DRAWINGS

290 National Road

West Whiteland Township, Chester County, Pennsylvania

Faro Fit-Out #10000173 - Phase 2

Contract Drawings & Specifications

April 23, 2014

DRAWING NAME	DRAWING NUMBER	DATE
PRECIS ENGINEERING, INC.: MECHANICAL DETAILS	M6.01	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL DETAILS	M6.02	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL SCHEDULES	M7.01	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL SCHEDULES	M7.02	4-18-14
PRECIS ENGINEERING, INC.: MECHANICAL SPECIFICATIONS	M8.01	4-18-14

PRECIS ENGINEERING, INC.: PLUMBING COVER SHEET	P0.00	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING UNDERGROUND PLAN – WEST	P1.01	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING UNDERGROUND PLAN – EAST	P1.02	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING GROUND FLOOR PLAN – WEST	P1.03	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING GROUND FLOOR PLAN – EAST	P1.04	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING ROOF PLAN – WEST	P1.05	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING ROOF PLAN – EAST	P1.06	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING RISER DIAGRAMS	P4.01	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING RISER DIAGRAMS	P4.02	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING ENLARGED PLANS	P5.01	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING DETAILS	P6.01	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING SCHEDULES	P7.01	4-18-14
PRECIS ENGINEERING, INC.: PLUMBING SPECIFICATIONS	P8.01	4-18-14

PRECIS ENGINEERING, INC.: ELECTRICAL COVER SHEET	E-0.00	3-27-14
PRECIS ENGINEERING, INC.: UNDERGROUND POWER PLAN – WEST	E-1.01	3-27-14
PRECIS ENGINEERING, INC.: UNDERGROUND POWER PLAN – EAST	E-1.02	3-27-14
PRECIS ENGINEERING, INC.: ELECT. FARO SUPPL. GROUNDING SYST.	E-1.03	3-27-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLOOR PLAN – WEST	E-1.04	4-18-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLOOR PLAN – EAST	E-1.05	3-27-14
PRECIS ENGINEERING, INC.: ELECT. ROOF POWER PLAN – WEST	E-1.06	3-27-14
PRECIS ENGINEERING, INC.: ELECT. ROOF POWER PLAN – EAST	E-1.07	3-27-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLR LIGHTING PLAN – WEST	E-2.01	3-27-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLR LIGHTING PLAN – EAST	E-2.02	3-27-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLR SYSTEMS PLAN – WEST	E-3.01	3-27-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLR SYSTEMS PLAN – EAST	E-3.02	3-27-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLR SECURITY PLAN – WEST	E-3.03	3-27-14
PRECIS ENGINEERING, INC.: ELECT. GROUND FLR SECURITY PLAN – EAST	E-3.04	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL SINGLE LINE DIAGRAM	E-4.01	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL SINGLE LINE DIAGRAM	E-4.02	4-18-14
PRECIS ENGINEERING, INC.: ELECTRICAL SINGLE LINE DIAGRAM	E-4.03	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL FIRE ALARM RISER DIAGRAM	E-5.01	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL DETAILS	E-6.01	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL DETAILS	E-6.02	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL PLAN SCHEDULES	E-7.01	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL PLAN SCHEDULES	E-7.02	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL PLAN SCHEDULES	E-7.03	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL SCHEDULES	E-7.10	4-18-14
PRECIS ENGINEERING, INC.: ELECTRICAL SPECIFICATIONS	E-8.01	3-27-14
PRECIS ENGINEERING, INC.: ELECTRICAL SPECIFICATIONS	E-8.02	4-18-14

EXHIBIT B DRAWINGS

290 National Road

West Whiteland Township, Chester County, Pennsylvania

Phase 1

Contract Documents Listing

August 19, 2013

CONTRACT DOCUMENTS

NAME	DRAWING NUMBER	DATE
Advanced GeoServices: Final Land Development	Index	6/10/13
Advanced GeoServices: Site Layout Plan	1	6/24/13
Advanced GeoServices: Existing Conditions Plan	2	6/24/13
Advanced GeoServices: Grading and Utility Plan	3	6/24/13
Advanced GeoServices: Erosion and Sediment Control Plan	4	6/24/13
Advanced GeoServices: Post Construction Stormwater Management Plan	5	6/24/13
Advanced GeoServices: Erosion and Sediment Control Details	6	6/24/13
Advanced GeoServices: Post Construction Stormwater Management Details	7	6/24/13
Advanced GeoServices: Site Details	8	6/24/13
Advanced GeoServices: Site Details	9	6/24/13
Advanced GeoServices: Profiles	10	6/24/13
Advanced GeoServices: Landscape Plan	11	6/24/13
Advanced GeoServices: Landscape Details and Specifications	12	6/24/13
Advanced GeoServices: Landscape Elevations and Building Details	13	6/24/13
Advanced GeoServices: Lighting Plan	14	6/24/13
Advanced GeoServices: Open Space Plan	15	6/24/13

Geotechnical Engineering Solutions LLC: Engineering Study		11/27/2007

Traffic Planning and Design Inc.: Title Sheet	1	10/13/10
Traffic Planning and Design Inc.: Existing Plan	2	10/13/10
Traffic Planning and Design Inc.: Proposed Conditions Plan w/Gen. Notes	3	10/13/10
Traffic Planning and Design Inc.: Construction Plan	4	10/13/10
Traffic Planning and Design Inc.: Elevation and Drainage Plan	5	10/13/10
Traffic Planning and Design Inc.: Profile and Typical Sections	6	10/13/10
Traffic Planning and Design Inc.: Pavement Marking and Signage Plan	7	10/13/10
Traffic Planning and Design Inc.: Pavement Marking Standards	8	10/13/10
Traffic Planning and Design Inc.: Traffic Control Standards	9	10/13/10

Arcus Design Group Architects, Inc.: Project Memo - Schematic Shell Assumptions		8/5/13
Arcus Design Group Architects, Inc.: Site Plan	SP-1	8/5/13
Arcus Design Group Architects, Inc.: Floor Plan	P-1	8/5/13
Arcus Design Group Architects, Inc.: Building Elevations	P-2	8/5/13

MacIntosh Engineering: Preliminary Analysis and Typical Framing Letter		8/6/13
MacIntosh Engineering: Typical Bay Sketch	SK1	8/6/13

Precis Engineering, Inc.: Plumbing General Building Services Requirements Memo Rev. 1		8/6/13
Precis Engineering, Inc.: Plumbing	P1.0	7/22/13

END

EXHIBIT B DRAWINGS

290 National Road

West Whiteland Township, Chester County, Pennsylvania

Faro Fit-Out #10000173 - Phase 2

Contract Drawings & Specifications

April 23, 2014

DIVISION 01 – GENERAL REQUIREMENTS

DIVISION NUMBER	SPECIFICATION NAME	DATE
011000	SUMMARY	3-28-14
013000	ADMINISTRATIVE REQUIREMENTS	3-28-14
017800	CLOSEOUT SUBMITTALS	3-28-14

DIVISION 03 – CONCRETE

DIVISION NUMBER	SPECIFICATION NAME	DATE
033000	CAST-IN-PLACE CONCRETE	3-28-14

DIVISION 06 – WOOD, PLASTICS, AND COMPOSITES

DIVISION NUMBER	SPECIFICATION NAME	DATE
061000	ROUGH CARPENTRY	3-28-14
062000	FINISH CARPENTRY	3-28-14
064100	ARCHITECT WOOD CASEWORK	3-28-14

DIVISION 07 – THERMAL AND MOISTURE PROTECTION

DIVISION NUMBER	SPECIFICATION NAME	DATE
072100	THERMAL INSULATION	3-28-14
078400	FIRESTOPPING	3-28-14
079005	JOINT SEALERS	3-28-14

DIVISION 08 - OPENINGS

DIVISION NUMBER	SPECIFICATION NAME	DATE
081113	HOLLOW METAL DOORS & FRAMES	3-28-14
081116	ALUMINUM DOORS & FRAMES	3-28-14
081416	FLUSH WOOD DOORS	3-28-14
083815	DOUBLE-ACTING TRAFFIC DOORS	3-28-14
088000	GLAZING	3-28-14
088300	MIRRORS	3-28-14

DIVISION 09 - FINISHES

DIVISION NUMBER	SPECIFICATION NAME	DATE
092116	GYPSUM BOARD ASSEMBLIES	3-28-14
093000	TILING	3-28-14
095100	ACOUSTICAL CEILINGS	3-28-14
096500	RESILIENT FLOORING	3-28-14
096700	FLUID-APPLIED FLOORING	3-28-14
096800	CARPETING	3-28-14
096813	TILE CARPETING	3-28-14
097200	WALL COVERINGS	3-28-14
099000	PAINTING & COATING	3-28-14

EXHIBIT C SPECIFICATIONS

290 National Road

West Whiteland Township, Chester County, Pennsylvania

Faro Fit-Out #10000173 - Phase 2

Contract Drawings & Specifications

April 23, 2014

DIVISION 10 - SPECIALTIES

DIVISION NUMBER	SPECIFICATION NAME	DATE
102113.13	METAL TOILET COMPARTMENTS	3-28-14
102213	WIRE MESH PARTITIONS	3-28-14
102226.33	FOLDING PANEL PARTITIONS	3-28-14
102601	WALL & CORNER GUARDS	3-28-14
102800	TOILET, BATH & LAUNDRY ACCESSORIES	3-28-14
104400	FIRE PROTECTION SPECIALTIES	3-28-14
105100	LOCKERS	3-28-14

DIVISION 11 - EQUIPEMENT

DIVISION NUMBER	SPECIFICATION NAME	DATE
115300	LABORATORY EQUIPEMENT	3-28-14

DIVISION 12 - FURNISHINGS

DIVISION NUMBER	SPECIFICATION NAME	DATE
122400	WINDOW SHADES	3-28-14
123553.13	METAL LABORATORY CASEWORK	3-28-14
123600	COUNTERTOPS	3-28-14

DIVISION 21 – FIRE SUPPRESSION – REFER TO ENGINEERING DRAWINGS SPECIFICATIONS

DIVISION 22 – PLUMBING - REFER TO ENGINEERING DRAWINGS SPECIFICATIONS

DIVISION 23 – HEATING VENTILATING AND AIR CONDITIONING - REFER TO ENGINEERING DRAWINGS SPECIFICATIONS

DIVISION 26 – ELECTRICAL - REFER TO ENGINEERING DRAWINGS SPECIFICATIONS

EXHIBIT C SPECIFICATIONS

080814

EXHIBIT “D”

WORK LETTER

This Work Letter is attached to that certain Agreement of Lease (Amendment and Restatement) dated                      (the “Lease”) between 290 National Road Limited Partnership (herein called Landlord) and Faro Technologies Inc. (herein called Tenant), is intended to completely supercede and replace the Work Letter attached as Exhibit “D” to the Prior Lease (as defined in the Lease) (the “Original Work Letter”); except as specifically set forth herein, the provisions of the Original Work Letter shall have no further force and effect. Landlord and Tenant hereby agree as follows:

1. Plans And Specifications.

Landlord has caused the preparation of Building1 shell and land development plans and specifications for the Shell Work (defined in Section 9 below), including without limitation, improvements at the Property, the standards and guidelines for work at the Building and the related structural, electrical and mechanical drawings, specifications and information (collectively, the “Building Shell Plans and Specifications”); the Building Shell Plans and Specifications are described on Schedule 1 of this Work Letter. Tenant has reviewed and approved the Building Shell Plans and Specifications. Landlord has also caused the preparation of plans and specifications to be used for the construction of the Premises Fitout work (as defined in Section 9 below), including, without limitation the associated interior fitout improvements and certain exterior improvements for the Premises (collectively referred to as the “Premises Plans”); the Premises Plans are described on Schedule 2 of this Work Letter. Tenant has approved the Premises Plans. The Shell Work and the Premises Fitout work is collectively referred to herein as “Landlord’s Work”.

2. Designation of Tenant’s Construction Representative.

Brad Lloyd shall be “Tenant’s Construction Representative.” Tenant agrees that Tenant’s Construction Representative: (a) shall be available to meet and consult with Landlord or its designated representatives on a continuing basis during construction as Tenant’s representative concerning the matters which are the subject of this Work Letter; and (b) shall have the power legally to bind Tenant under this Work Letter in giving direction to Landlord, in giving approval of construction documents and work, and in making requests and approvals related to the Tenant Improvement Work (defined in Section 3(b) below) and for change orders requested by Tenant respecting Landlord’s Work (“Change Orders”). The Tenant may from time to time designate in writing a different individual to be Tenant’s Construction Representative.

[1]	Capitalized terms not defined herein shall be given the same meaning as defined in the Lease.

3. Premises Fitout Plans and Specifications.

The Premises Plans as described in Paragraph 1 describe the fixed improvements for the Premises Fitout containing: architectural, mechanical, electrical, plumbing and structural plans and other documents fixing and describing the size and character of the elements of the Premises Fitout described in the Basis of Design (BOD) dated July, 2012 prepared by the Tenant’s architect and engineer including walls, ceilings, finishes and the mechanical, electrical, plumbing and other systems and components to be located in the interior and on the exterior of the Premises.

(a) Tenant Improvement Work Plans and Specifications - The tenant improvements within the Premises that are to be supplied and installed by Tenant at its own expense are referred to as the “Tenant Improvement Work”. The plans and specifications for the Tenant Improvement Work with the exception of the plans and specifications for the Expansion Space have been approved by Landlord and are described on Schedule 3 of this Work Letter (the “Tenant Improvement Work Plans”).

(b) Any Landlord review of the Tenant’s plans and specifications shall be for general compatibility with Building components only and shall not, in any manner, be deemed review for compliance with federal, state or local governmental authority or agency laws, codes and regulations (including, without limitation, the ADA and regulations thereunder), for completeness, for constructability, for availability of materials specified, or for suitability for the purposes intended, all of which shall remain the responsibility of Tenant

4. Tenant Delays.

Each of the following shall constitute a “Tenant Delay” (collectively, “Tenant Delays”):

(a) Change Orders requested by Tenant, or any failure by Tenant to furnish any required notice, plan, drawing, information, approval or consent within any respective required time period as set forth in this Exhibit “D” or elsewhere in the Lease.

(b) Delays in furnishing materials, services, supplies, labor or components required by the Tenant.

(c) Delays caused by the performance of any work or activity in the Premises by Tenant or any of its employees, agents, or contractors.

(d) The inclusion of any item in Landlord’s Work or the Tenant Improvement Work required by Tenant: (i) which is required for the issuance of a temporary or permanent Certificate of Occupancy for the Premises, but is not obtainable (or is not actually delivered) by the dates specified by Landlord in the Construction Schedule (as defined below) to permit Substantial Completion (as defined below) or (ii) which results in delays in obtaining a building permit or any other permit or authorization required for the performance of Landlord’s Work or the Tenant Improvement Work or a temporary or permanent Certificate of Occupancy for the Premises. Landlord shall prepare and submit to Tenant, a schedule (the “Construction Schedule”) on which Landlord shall designate the dates by which various items included in the Landlord’s Work and the Tenant

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Improvement Work must be delivered for inclusion in the Landlord’s Work and the Tenant Improvement Work. The period of any Tenant Delay pursuant to this subparagraph 4(d) shall be the period of time from the date on which any item should have been delivered to satisfy the Construction Schedule and the date on which such item is actually delivered for inclusion in the Landlord’s Work and the Tenant Improvement Work.

(e) A failure by Tenant timely to pay Landlord any amounts which Tenant is obligated to pay to Landlord pursuant to subparagraph 8(b) below.

(f) Any other default by Tenant of any of its obligations under this Lease.

Notwithstanding the foregoing, any delays by Tenant which have accrued prior to the date of this Lease shall not be deemed Tenant Delay.

5. Bidding/Pricing of Landlord’s Work and Contractor Selections.

The Shell Work will be completed by Landlord on a turn-key basis without contribution by Tenant. The Premises Fitout Work will be completed by Landlord, subject to the obligation of Tenant to reimburse Landlord for the cost thereof, as provided herein. The bidding and/or pricing process and award of the contract for construction of the Premises Fitout work shall be as set forth below:

(a) Selection of General Contractor – The Norwood Company is the general contractor who shall perform Landlord’s Work (the “Landlord’s Contractor”) which has been retained by Landlord to perform the Landlord’s Work under such terms and conditions as Landlord shall deem appropriate for the proper and expeditious prosecution of the Shell Work and Premises Fitout.

(b) Cost Estimating - Attached hereto as Exhibit “B” is the construction budget that has been prepared and approved by Landlord and Tenant with respect to the Premises Fitout work. The Tenant will be responsible through its consultants or materialmen for establishing the cost of the items of Work contained in the Tenant Improvement Work.

6. Performance of Landlord’s Work.

(a) Landlord’s Work is to be performed by Landlord’s Contractor.

(b) Landlord with the Landlord’s Contractor shall supervise, oversee, schedule and coordinate the performance of the Landlord’s Work. Landlord may (a) make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (b) make changes to the work necessitated by conditions met in the course of construction, provided that if any change is material and substantial in nature, then Tenant’s approval of such change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Construction Documents).

3

(c) With respect to the Landlord’s Work, the term “Substantial Completion” or “Substantially Complete” is defined in the Lease, but shall also include the following:

(i) reasonable means of access to the Premises, during ordinary business hours, shall be available to Tenant; and

(ii) utilities and all other facilities, other than the facilities to be installed by Tenant, necessary to Tenant’s use and occupancy of the Premises (including, but not limited to, heating, ventilation, air-conditioning, lavatories and electrical facilities) shall have been installed and shall be operational and available to Tenant in reasonable quantities. Said facilities shall not be deemed to be unavailable if only minor or insubstantial details of construction, decoration or mechanical adjustment remain to be done. The foregoing minor or insubstantial details are referred to in this Work Letter as “Punchlist Items”. It is further agreed that Tenant shall be provided with an As-built Records Document and an Operations and Maintenance Manual.

(d) The term “Substantial Completion Date” shall mean the date that the Landlord’s Work is Substantially Complete, less a period equal to the aggregate duration of all Tenant Delays.

7. Performance of Tenant Improvement Work.

(a) Tenant shall, in good and workmanlike manner, cause the Tenant Improvement Work (which shall include the work to be performed by Tenant in the Expansion Space) to be completed by the Tenant and various contractors chosen by the Tenant (the Tenant’s Contractor) in accordance with the Tenant Improvement Plans which have been approved by Landlord. In performing such Tenant Improvement Work, Tenant shall comply with the provisions of Article 18 of the Lease. Landlord’s representatives may visit the Premises or the Building at intervals appropriate to the stage of construction of the Tenant Improvement Work so as to become familiar with the progress of such work. Prior to the commencement of any Tenant Improvement Work in connection with the Expansion Space, Tenant shall obtain Landlord’s approval of the plans and specifications for the work to be performed in accordance with the provisions of Article 13 (b) of the Lease. In addition, prior to commencement of any Tenant Improvement Work upon the Expansion Space Tenant shall have furnished to Landlord the Tenant Construction Insurance applicable to the Expansion Space as required in Article 2 of the Lease and as set forth in paragraph 7 (c), below. Tenant agrees to reimburse Landlord for all out of pocket expenses (including but not limited to, professional consultant’s fees) incurred by Landlord and a reasonable administrative fee in connection with the review of Tenant’s plans and specifications for the Expansion Space.

(b) Except for Tenant Improvement Work in connection with the Expansion Space, and except for modifications to the structural components of the Premises, the basis for award and the selection of the contractor(s) to perform the Tenant Improvement Work shall be determined solely by Tenant. The Tenant’s Contractor shall be retained by Tenant under such terms and conditions as Tenant shall deem appropriate for the proper

4

and expeditious prosecution of the Tenant Improvement Work; provided, however, Tenant’s Contractor shall be subject to the various rules and restrictions of Landlord affecting building operations, tenant occupancy, clean-up, safety, coordination and insurance issues. Landlord shall have the right to approve the selection of Tenant’s Contractor to perform the Tenant Improvement Work upon the Expansion Space. In addition, Landlord shall have the right to designate the Tenant’s Contractor in connection with any modifications to the structural components of the Premises.

(c) The work, including but not limited to work in connection with the Expansion Space, shall be performed by responsible contractors approved in advance by Landlord. Any such contractor shall not, in Landlord’s opinion, prejudice Landlord’s relationship with Landlord’s contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations in the Building. The approved contractors and consultants shall furnish in advance and maintain in effect workers’ compensation insurance in accordance with statutory requirements and comprehensive general public liability insurance in accordance with the Exhibit E Insurance Requirements, attached to the Lease naming Landlord, Landlord’s mortgagee and others as required, and (if reasonably required by Landlord) Landlord’s contractors and subcontractors then performing work in the Building, as additional insured parties with limits satisfactory to Landlord, and who shall deliver releases of liens signed by Tenant’s Contractors and all subcontractors and materialmen for all work that has been performed (including work performed in the Expansion Space) and paid for to date each time that a draw is paid under the applicable contract. In addition, the provisions of Article 14 of the Lease regarding mechanics liens shall apply to the Tenant Improvement Work. In the event of an inconsistency between this paragraph 7 (c) and Article 18 of the Lease, the more strict provision shall prevail. In addition to other rights of inspection provided in this Work Letter, Landlord shall have the right to enter and inspect the work performed by Tenant in the Expansion Space during reasonable times on business days.

(d) No such work shall be performed in such manner or at such times as to interfere with any work being done by any of Landlord’s or any of Tenant’s contractors and subcontractors in the Premises or in the Building generally. Landlord shall, however, endeavor to allow Tenant access for such work at reasonable times and at the earliest time consistent with the restrictions of this paragraph 7. Each of Tenant’s contractors shall be subject to the reasonable decisions of Landlord as to such matters, but Landlord shall not be responsible for any aspect of the work performed by Tenant’s contractors or for the coordination of the work of Tenant’s contractors with Landlord’s contractors and subcontractors.

(e) Tenant shall be solely responsible for (i) the transportation, safekeeping and storage of materials and equipment used in the performance of work by its contractors, subcontractors, architects and engineers, (ii) for the removal of waste and debris resulting therefrom, (iii) for defects (latent or otherwise) left in work performed and/or improvements designed by its architects and engineers or contractors, and (iv) for any damage caused by any of Tenant’s contractors or consultants to any work performed by Landlord’s contractors and subcontractors. Tenant shall also indemnify and hold harmless Landlord and Landlord’s mortgagee from any and all claims arising out of Tenant’s and Tenant’s contractors’ and consultants’ actions.

5

(f) Tenant shall not contract with any person or entity as to whom Landlord has reasonable objection. The terms and conditions of any contract for construction between Tenant and Tenant’s separate contractors shall be subject to the prior review and written approval of Landlord prior to execution.

8. Tenant’s Construction Representative’s Access, Inspection and Approval.

(a) Landlord and Tenant with their respective consultants shall make periodic joint inspections of the Premises from time to time during construction at reasonable times on business days, and each time shall jointly approve a written statement or assessment of the status of construction, the tasks remaining to be completed and ultimately the date of Substantial Completion.

(b) As to all Landlord’s Work, performed by or on behalf of Landlord prior to the Substantial Completion Date and not objected to by Tenant in accordance with this Work Letter, it shall be conclusively deemed on the Substantial Completion Date that such work was satisfactorily performed in accordance with and meets the requirements of this Lease (but the foregoing shall not limit Landlord’s obligations under Landlord’s Warranty as defined in the Lease). Landlord shall have no liability for work performed by Tenant’s specialty contractors or work performed by or on behalf of Landlord in accordance with the Construction Documents to the extent such work was defectively designed by Tenant’s architects or engineers. As to any Punchlist Items, Landlord shall supervise the completion of such item within sixty (60) days after Tenant’s notice thereof (except for items which cannot reasonably be completed within such sixty (60)-day period, which items shall be completed as promptly as practicable using diligent efforts thereafter).

9. Landlord’s Work, and Payment by the Tenant.

(a) The Landlord’s Work shall be divided into the Shell Work (defined below) and Premises Fitout work. For the Shell Work, Landlord shall be obligated to provide a building in “Cold Dark Shell” condition ready for fitting out the Premises with any interior and exterior improvements related to the Tenant’s requirements for manufacturing and testing labs, general office and support spaces (herein called the “Premises Fitout”). The Landlord’s Work for the Shell Work shall include all offsite improvements and site work contained in the Land Development plans attached as an exhibit to this Lease, including but not limited to curb work and sidewalks and utility extensions to the site as necessary. Also included in the Shell Work are the building shell structure and exterior finishes with window wall and entry systems set and masonry knock out panels for truck dock openings on the rear of the building, perimeter walls studded and insulated on the interior (but only in the 73,122 square foot portion of the Premises that was the subject of the Prior Lease (as defined in the Lease)), sprinkler mains hung with turned up heads, water and gas stubbed into the building, main electrical service set, and a 5” concrete floor slab with a troweled and sealed finish.

6

(b) The Landlord’s Work for the Premises Fitout shall include all improvements necessary to prepare the Premises for the Tenant’s use including but not necessarily limited to, the installation of HVAC units, duct work and controls, lighting and finish ceiling, partitions and their finish, floor coverings, doors and hardware, electrical distribution, plugs and switches, restroom, plumbing, specialized concrete floor slabs related to labs, testing and manufacturing, code required life safety interior signage, fixtures and millwork except for the work related to interior graphics, logos or directional signage, exterior signage, furniture and that portion of the fixtures, millwork and specialized equipment and fixtures, in connection with the Tenant Improvement Work performed by the Tenant.

(c) Prior to the commencement of the Landlord’s Premises Fitout, the Tenant delivered to Landlord an irrevocable letter of credit in the form attached hereto as Exhibit “A” (the “LOC”) issued by a reputable financial institution approved by Landlord in the amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) as security for payment of Landlord’s Cost (as defined below) and any Excess (as defined in item 9(d) below) to Landlord for the Premises Fitout. Tenant has, under the Prior Lease reimbursed Landlord for portions of the Premises Fitout in accordance with the terms of the Original Work Letter, and Tenant shall receive credit for such payments notwithstanding the fact that the Prior Lease and Original Work Letter have been terminated. Tenant shall continue to pay to Landlord the Landlord’s Cost of the Premises Fitout not later than thirty (30) days after receipt of Landlord’s invoices. Landlord shall continue to invoice the Tenant for Landlord’s Cost as Landlord is invoiced by the Landlord’s Contractor. The Landlord agrees to deliver to Tenant not less than ten (10) days prior notice of Landlord’s intention to draw upon the LOC for failure of Tenant to make a required payment. As used herein, the term “Landlord’s Cost” shall mean the sum of (i) all costs and expenses paid or incurred by Landlord for (or in connection with) the construction and completion of the Premises Fitout Work (including, without limitation, contract or purchase price(s) for materials, components, labor, change orders, services, insurance requirements, “general conditions,” permits, and other costs incurred for Landlord to supervise, oversee, schedule, coordinate, perform and complete the Premises Fitout work), plus (ii) Landlord’s professional, designer, consultant, architectural and engineering fees (if applicable) and costs, including, without limitation, the cost of review, preparation and revisions to drawings and other plans relating to the Premises Fitout work plus (iii) legal fees incurred in connection with preparing and/or negotiating any construction contracts.

(d) The estimated cost of completion of the Premises Fitout Work (“Estimated Premises Cost’) is set forth on Exhibit “B” attached hereto. The Estimated Premises Cost shall be adjusted as necessary during the construction of the Premises. To the extent Landlord’s Cost is determined from time to time (in Landlord’s reasonable judgment) to exceed the Estimated Premises Cost, Tenant shall pay such excess (“Excess”) to Landlord within thirty (30) days after Landlord presents Tenant with an invoice for any such Excess.

(e) The cost of the Tenant Improvement Work shall be paid by the Tenant directly to Tenant’s Contractors with: (i) one (1) copy of the Contractor’s invoice for the

7

Work; (ii) executed Contractor’s, subcontractors, sub subcontractor’s and material suppliers releases of liens for the Work covered by the Contractor’s invoice and (iii) evidence of the Tenant’s payment provided simultaneously to the Landlord.

10. Additional Rent. All payments to be made from Tenant to Landlord pursuant to this Work Letter are hereby deemed to be Additional Rent under the Lease.

8

LETTER OF CREDIT NUMBER F856950

MARCH 28, 2014

BENEFICIARY:

290 NATIONAL ROAD, L.P.

224 EAST BIDDLE STREET

WEST CHESTER, PA 19380

DEAR SIR OR MADAM:

PLEASE FIND ATTACHED THE ORIGINAL LETTER OF CREDIT.

IN YOUR FAVOR.

PLEASE DIRECT ALL INQUIRIES TO:

SUNTRUST BANK

INTERNATIONAL OPERATIONS

17TH FL (MAIL CODE 3707)

245 PEACHTREE CENTER AVE.

ATLANTA, GA 30303

PHONE: 800-951-7847 OPTION 3.1.

SINCERELY,

SUNTRUST BANK

118

314617 (10/05)	EXHIBIT A PAGE 1 OF 8

LETTER OF CREDIT NUMBER F856950

ISSUANCE DATE:    MARCH 28, 2014

APPLICANT:

FARO TECHNOLOGIES, INC.

250 TECHNOLOGY PARK

LAKE MARY, FL 32746

BENEFICIARY:

290 NATIONAL ROAD, L.P.

224 EAST BIDDLE STREET

WEST CHESTER, PA 19380

FOR USD 2,250,000.00

(TWO MILLION TWO HUNDRED FIFTY THOUSAND 00/100 U.S. DOLLARS)

DATE OF EXPIRATION:        FEBRUARY 14, 2015

PLACE OF EXPIRATION:      AT OUR COUNTERS

DEAR SIR OR MADAM:

WE HEREBY ESTABLISH, EFFECTIVE IMMEDIATELY, AN IRREVOCABLE LETTER OF CREDIT NO. F856950 IN YOUR FAVOR AT THE REQUEST AND FOR THE ACCOUNT OF FARO TECHNOLOGIES, INC. UP TO AN AGGREGATE AMOUNT OF U.S. $2,250,000.00 IN FAVOR OF 290 NATIONAL ROAD L.P., AND AVAILABLE BY YOUR SIGHT DRAFT DRAWN ON US. PARTIAL DRAWS ARE PERMITTED. ANY DRAW REQUEST SUBMITTED UNDER THIS LETTER OF CREDIT SHALL BE PAYABLE UPON THE FOLLOWING TERMS AND CONDITIONS AND WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A SIGNED STATEMENT BY 290 NATIONAL ROAD, L.P. (BENEFICIARY) INDICATING THAT THE AMOUNT DRAWN REPRESENTS MONIES DUE UNDER A CERTAIN WORK LETTER DATED THE 21ST DAY OF JUNE, 2013 BETWEEN FARO TECHNOLOGIES, INC. AND 290 NATIONAL ROAD, L.P.

GREGORY WALTERS OR CHARLES R.A. LYDDANE OR ANY INDIVIDUAL PURPORTING TO SIGN ON BEHALF OF THE BENEFICIARY MAY SIGN SUCH STATEMENT FOR THE BENEFICIARY.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENTS, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS TRANSFERABLE AND MAY BE TRANSFERRED IN ITS ENTIRETY, BUT NOT IN PART, AND MAY BE SUCCESSIVELY TRANSFERRED BY BENEFICIARY OR ANY TRANSFEREE OF BENEFICIARY HEREUNDER TO A SUCCESSOR TRANSFEREE(S). TRANSFER UNDER THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED UPON PRESENTATION TO US OF THE ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS HERETO, ACCOMPANIED BY OUR TRANSFER FORM, APPROPRIATELY COMPLETED, ALONG WITH OUR FEE.

WE HEREBY ENGAGE WITH YOU THAT THE DRAFTS DRAWN AND PRESENTED STRICTLY IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED BY US IF: (I) PRESENTED AT OUR OFFICE AT SUNTRUST BANK, 120 EAST BALTIMORE STREET, ATTN: STANDBY LETTER OF CREDIT DEPT., GA-ATL-3707, BALTIMORE, MD 21202 ATTN: LANETTE DAVIS, BRANCH MANAGER BY PERSON DELIVERY OR BY REGISTERED OR CERTIFIED MAIL OR COURIER ON OR BEFORE 2:00 PM ON FEBRUARY 14, 2015 OR ANY AUTOMATICALLY EXTENDED DATE.

CONTINUED ON NEXT PAGE

314617 (10/05)	EXHIBIT A PAGE 2 OF 8

LETTER OF CREDIT NUMBER F856950        PAGE 2

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR SIX MONTHS FROM THE EXPIRATION DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE WE SEND NOTICE TO YOU BY REGISTERED MAIL OR OVERNIGHT COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT OF SUCH NOTICE YOU MAY DRAW ON US BY MEANS OF YOUR DRAFT FOR THE REMAINING BALANCE OF THE LETTER OF CREDIT ACCOMPANIED BY YOUR STATEMENT THAT THE LETTER OF CREDIT HAS NOT BEEN EXTENDED.

LETTER OF CREDIT NON EXTENSION NOTICE SHALL BE SENT TO THE BENEFICIARY AT THE ADDRESS AS STATED ABOVE, OR AS AMENDED.

EXCEPT AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO ARTICLE 5 OF THE PENNSYLVANIA COMMERCIAL CODE AND TO THE EXTENT THEREWITH, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 600.

PLEASE DIRECT ALL INQUIRIES TO:

PHONE: 800-951-7847 OPTION 3.

SINCERELY,

SUNTRUST BANK

Dale Toothill Assistant Vice President

AUTHORIZED SIGNATURE 118

314617 (10/05)	EXHIBIT A PAGE 3 OF 8

Standby - Full Transfer Application
Date:

Letter of Credit No.:	Advice No.
Issued By:

To:

SUNTRUST BANK

International Operations

17th FL. (Mail Code 3707)

245 Peachtree Center Ave.

Atlanta, GA 30303

Attn: Standby Letter of Credit Department

TO BE USED WHEN THE LETTER OF CREDIT IS TRANSFERRED IN ITS ENTIRETY. THIS COMPLETED FORM WITH YOUR SIGNATURE VERIFIED BY YOUR BANK, THE TRANSFER FEE AND THE ORIGINAL LETTER OF CREDIT PLUS ALL AMENDMENTS MUST BE PRESENTED AT THE TIME THE TRANSFER IS REQUESTED.

Name of the Second Beneficiary, herein after referred to as the Transferee:

	Transferee’s Information (Second Beneficiary)		Advise Transfer L/C through:
Name:		Name:
Address:		Address:

Contact Name:		Swift:
Phone Number:

The undersigned First Beneficiary of the above mentioned Letter of Credit hereby irrevocably transfers all rights of the documentary credit in its entirety to the above name Transferee (Second Beneficiary).

The Transferee (Second Beneficiary) shall have sole rights as Beneficiary.

The Transferee (Second Beneficiary) shall have sole rights relating to any amendments to the credit, whether increases, extensions, or other amendments of any kind, whatsoever, and whether now existing or hereafter made. All amendments to be advised directly to Transferee (Second Beneficiary) without consent or notice to the undersigned First Beneficiary.

We authorize you to debit our SunTrust Account No.                                          or enclosed is our check for          USD representing your transfer commission of  1⁄4 of 1% minimum of 250.00 USD and in addition thereto we agree to pay you on demand any expenses that may be incurred in connection with this Transfer.

We enclose the original Letter of Credit and all Amendments for your endorsement.

Very truly yours,	Signature Guarantee:

The signature with title as stated conforms with that on file with us and is authorized for the execution of such instruments.

First Beneficiary’s Name	Bank Name
By:	By:

First Beneficiary’s Authorized Signature/Title	Guarantee Banks Authorized Signature/Title

Phone Number:	Phone Number:
Fax Number:	Fax Number:

Rev 12/11	Friday, March 28, 2014 - 10:50:58 AM	Page 1/1

EXHIBIT A

Greg Walters

From:	Charles Lyddane <clyddane@thewalterscompany.com>
Sent:	Tuesday, May 20, 2014 4:57 PM
To:	Greg Walters
Subject:	FW: Transfer of Letter of Credit

From: Charles Lyddane [mailto:clyddane@thewalterscompany.com]

Sent: Monday, April 14, 2014 10:52 AM

To: ‘Toothill.Dale’

Cc: ‘Peter Abram’; ‘gregwalters@thewalterscompany.com’; ‘Rod Ward’

Subject: RE: Transfer of Letter of Credit

Thank you.

From: Toothill.Dale [mailto:Dale.Toothill@SunTrust.com]

Sent: Monday, April 14, 2014 10:48 AM

To: Charles Lyddane; Moss.Christine

Cc: gregwalters@thewalterscompanv.com

Subject: RE: Transfer of Letter of Credit

Sounds good. We have note sin file (see below) regarding transfer fees.

4/4/14 NEW TRANSFER FORM APPROVED BY RM NOTE: NO FEES TO BE CHARGED ON TRANSFER. DT.

Dale Toothill

AVP, Standby Letters of Credit

SunTrust Bank

Tel: 404.532.0925 Fax: 404.588.8129)

Mail Code GA-ATL-3707

245 Peachtree Center Ave., 17th Floor

Atlanta, GA 30303

How Can We Help You Shine Today?

Please consider the cost of paper and the environment before printing this email.

From: Charles Lyddane [mailto:clyddane@thewalterscompany.com]

Sent: Monday, April 14, 2014 10:44 AM

To: Toothill.Dale; Moss.Christine

Cc: gregwalters@thewalterscompany.com

Subject: RE: Transfer of Letter of Credit

1

EXHIBIT A

I turned the letter of credit over to our bank. Please note Mr. Abrams desire not to have any fee charged on the transfer, in your file. These things have a mysterious way of never being memorialized.

I believe that at this point we are finished and this matter is put to rest. Thank you both for your persistence. The first group we had working on this did not seem to understand.

From: Toothill.Dale [mailto:Dale.Toothill@SunTrust.com]

Sent: Monday, April 14, 2014 8:17 AM

To: Charles Lyddane; Moss.Christine

Cc: gregwalters@thewalterscompany.com

Subject: RE: Transfer of Letter of Credit

This Is the original, If you need to transfer the credit we require the beneficiary to return the original LC along with the completed transfer form.

Please let me know if you have any questions

Dale Toothill

AVP, Standby Letters of Credit

SunTrust Bank

Tel: 404.532.0925 Fax: 404.588.8129)

Mail Code GA-ATL-3707

245 Peachtree Center Ave., 17th Floor

Atlanta, GA 30303

How Can We Help You Shine Today?

Please consider the cost of paper and the environment before printing this email.

From: Charles Lyddane [mailto:clyddane@thewalterscompany.com]

Sent: Saturday, April 12, 2014 7:20 AM

To: Toothill.Dale; Moss.Christine

Cc: gregwalters@thewalterscompany.com

Subject: RE: Transfer of Letter of Credit

Here is the LOC copy we received. Pardon me for taking so long to get back I have been out of the office.

From: Toothill.Dale [mailto:Dale.Toothill@SunTrust.com]

Sent: Wednesday, April 09, 2014 8:11 AM

To: Charles Lyddane; Moss.Christine

Cc: gregwalters@thewalterscompany.com

Subject: RE: Transfer of Letter of Credit

Please supply our letter of credit reference number and I will research delivery of the LC. I presume your company is the beneficiary and we sent the original credit to you?

2

EXHIBIT A

Dale Toothill

AVP, Standby Letters of Credit

SunTrust Bank

Tel: 404.532.0925 Fax: 404.588.8129)

Mail Code GA-ATL-3707

245 Peachtree Center Ave., 17th Floor

Atlanta, GA 30303

How Can We Help You Shine Today?

Please consider the cost of paper and the environment before printing this email.

From: Charles Lyddane [mailto:clyddane@thewalterscompany.com]

Sent: Tuesday, April 08, 2014 8:34 PM

To: Moss.Christine

Cc: Toothill.Dale; gregwalters@thewalterscompany.com

Subject: RE: Transfer of Letter of Credit

When we receive the Letter of Credit I will put them together and send them to you.

To be frank SunTrust’s service has been so woeful, I have to ask, are you sure the letter of credit has been sent to us? I have only seen an electronic version which we rejected.

Please let me know. I will be out of the office tomorrow but will be able to see my email later in the day.

Charlie Lyddane

290 National Road LP.

10 Woodford Lane

Malvern, PA 19355

610-357-8963

From: Moss.Christine [mailto:Christine.Moss@SunTrust.com]

Sent: Tuesday, April 08, 2014 5:30 PM

To: clyddane@thewalterscompany.com

Cc: Toothill.Dale

Subject: Transfer of Letter of Credit

Good Afternoon Mr. Lyddane,

Peter Abram at Faro has forwarded the transfer form to me. As you will note, the transfer form directs you to return the original letter of credit along with the transfer form to us to process the transfer. Below is the contact information for Mr. Toothill, in our international department, who will assist in the transfer process. You may send the letter of credit and transfer form directly to his attention. He will coordinate the transfer process and transmit the resulting letter of credit to the transferee. If you would like us to reach out the transferee to discuss the transfer process and answer any questions, I am happy to do so. My contact information follows Dale’s.

3

EXHIBIT A

Dale Toothill AVP, Standby Letters of Credit

SunTrust Bank

Mail Code GA-ATL-3707

245 Peachtree Center Ave., 17th Floor

Atlanta, GA 30303

Tel: 404.532.0925 Fax: 404.588.8129

Regards,

Christine E. Moss

Senior Vice President

Group Portfolio Manager

Florida Corporate Banking

SunTrust Bank

Phone: 407.237.6825

e-mail: christine.moss@suntrust.com

Important: Information contained herein has been derived from sources believed to be reliable but is not guaranteed as to accuracy and does not purport to be a complete analysis of the security, company or industry involved

All prices, yields and opinions are subject to change due to market forces and other conditions. This communication is not to be construed as an offer to sell or a solicitation to buy any security. SunTrust Robinson Humphrey, Inc. or its affiliates may have a position in the securities referenced. In selling securities, SunTrust Robinson Humphrey, Inc. may act as principal for our own account or as agent for our customers or others. SunTrust Robinson Humphrey, Inc. may also have acted as underwriter for the issuers of such securities, and either we or our affiliates may currently be providing investment banking or traditional banking services to those issuers. Additional information is available on request.

The information contained in this message is intended only for the confidential use of the designated recipient. If the reader of this message is not the intended recipient or an agent responsible for delivering it to the intended recipient, you are hereby notified that you have received this document in error and that any review, dissemination, distribution or copying of this message is strictly prohibited. If you have received this communication in error, please notify us immediately. Thank you.

By replying to this e-mail, you consent to SunTrust’s monitoring activities of all communication that occurs on SunTrust’s systems.

SunTrust Robinson Humphrey, Inc., member FINRA and SIPC. SunTrust and SunTrust Robinson Humphrey are service marks of SunTrust Banks, Inc.

[ST:XCL]

4

EXHIBIT A

PROJECT MAKE-UP

PROJECT:	Faro Technologies	AREA:	68,240 sf
	Exhibit B- Estimated Premises Cost	PROJECT #:	290 National Rd

CNTL #	CSI #	DESCRIPTION	TOTAL	$ per S.F.	% of TOTAL
3	02075	Concrete Cutting & Removal	0	$0.00	0.00%
18	02515	Unit Pavers-Exterior	32,875	$0.48	0.64%
19	02520	Site Concrete	15,600	$0.23	0.30%
28	02830	Fences & Gates	2,900	$0.04	0.06%
30	02870	Site Furnishings	0	$0.00	0.00%
34	02900	Landscaping	0	$0.00	0.00%
35	03100	C.I.P. Concrete	36,590	$0.54	0.71%
49	04200	Unit Masonry	0	$0.00	0.00%
57	05120	Structural Steel-Dunnage	54,000	$0.79	1.05%
61	05500	Metal Fabrications	24,000	$0.35	0.46%
66	06100	Rough Carpentry	0	$0.00	0.00%
70	06200	Finish Carpentry	34,870	$0.51	0.67%
71	06220	Millwork	30,190	$0.44	0.58%
73	06400	Architectural Woodwork	0	$0.00	0.00%
78	07100	Waterproofing	1,500	$0.02	0.03%
81	07210	Building Insulation	0	$0.00	0.00%
82	07240	Exterior Insulation & Finish Systems	0	$0.00	0.00%
90	07500	Roofing & Sheet Metal	25,000	$0.37	0.48%
91	07700	Roof Screening	22,000	$0.32	0.43%
93	07900	Joint Scalers	20,000	$0.29	0.39%
94	08100	Doors/Frames/Hardware	90,100	$1.32	1.74%
96	08200	Wood & Plastic Doors	0	$0.00	0.00%
97	08300	Special Door Frames-Raco	0	$0.00	0.00%
104	08350	Folding Doors & Grilles	0	$0.00	0.00%
105	08360	Sectional Overhead Doors	4,500	$0.07	0.09%
109	08385	Sound Control Doors	0	$0.00	0.00%
111	08410	Aluminum Storefronts	10,300	$0.15	0.20%
121	08700	Finish Hardware	0	$0.00	0.00%
122	08800	Glass & Glazing	15,400	$0.23	0.30%
126	09250	Drywall Systems	375,661	$5.50	7.27%
127	09300	Tile	11,428	$0.17	0.22%
128	09400	Terrazzo	0	$0.00	0.00%
130	09510	Acoustical Ceilings	194,689	$2.85	3.77%
133	09600	Stone Flooring	0	$0.00	0.00%
134	09680	Resilient & Carpet	81,857	$1.20	1.58%
135	09700	Seamless/Epoxy Flooring	0	$0.00	0.00%
137	09800	Special Coatings-Wax Floors	4,860	$0.07	0.09%
138	09900	Painting	62,000	$0.91	1.20%
139	09950	Wall Coverings	0	$0.00	0.00%
140	10100	Visual Display Boards	0	$0.00	0.00%
141	10150	Toilet Partitions- Floor Mtd	4,200	$0.06	0.08%
144	10260	Wall & Corner Guards	0	$0.00	0.00%
147	10350	Flagpoles	0	$0.00	0.00%
148	10410	Building Directories	0	$0.00	0.00%
149	10440	Graphic Signage	9,500	$0.14	0.18%

The Norwood Co.	Prepared by: L. Liberti

PROJECT MAKE-UP

PROJECT:	Faro Technologies	AREA:	68,240 sf
	Exhibit B- Estimated Premises Cost	PROJECT #:	290 National Rd

CNTL #	CSI #	DESCRIPTION	TOTAL	$ per S.F.	% of TOTAL
150	10442	Illuminated Signage	0	$0.00	0.00%
151	10500	Lockers	4,800	$0.07	0.09%
152	10522	Fire Specialties	6,600	$0.10	0.13%
153	10530	Awnings & Canopies	15,000	$0.22	0.29%
155	10605	Wire Mesh Partitions	0	$0.00	0.00%
156	10650	Operable Partitions-STC 52	10,000	$0.15	0.19%
159	10800	Toilet Accessories	7,300	$0.11	0.14%
161	11024	Security & Emergency Systems	0	$0.00	0.00%
166	11130	Audio Visual Equipment	0	$0.00	0.00%
167	11132	Projection Screens	6,250	$0.09	0.12%
169	11160	Loading Dock Equipment	11,000	$0.16	0.21%
173	11450	Residential Appliances	6,700	$0.10	0.13%
175	11460	Unit Kitchens	0	$0.00	0.00%
178	11600	Fume Hoods-NIC	0	$0.00	0.00%
187	12500	Window Treatment & Black Out Shades	11,000	$0.16	0.21%
188	12610	Open Office Partitions	0	$0.00	0.00%
190	12640	Furniture Systems	0	$0.00	0.00%
191	12690	Floor Mats & Frames	0	$0.00	0.00%
213	15300	Fire Protection	74,950	$1.10	1.45%
214	15400	Plumbing	200,000	$2.93	3.87%
215	15500	HVAC	2,000,000	$29.31	38.71%
216	15970	ATC Systems	0	$0.00	0.00%
217	16000	Electrical	1,017,500	$14.91	19.69%
218	16620	Packaged Engine Generator Systems	0	$0.00	0.00%
220	16670	Lightning Protection Systems	0	$0.00	0.00%
222	16720	Alarm & Detection Systems	0	$0.00	0.00%
223	16740	Voice & Data Systems	0	$0.00	0.00%
225	17050	Design & Engineering	0	$0.00	0.00%
226	01000	GENERAL CONDITIONS	149,773	$2.19	2.90%

		SUBTOTAL	4,684,894	$68.65	90.67%

		BLDG. PERMIT	93,698	$1.37	1.81%
		INSURANCE	37,273	$0.55	0.72%
		MERCANTILE/GROSS RECEPTS TAX	0	$0.00	0.00%
		PERF. & PAYMENT BOND		$0.00	0.00%
		CONTRACTOR’S RESERVE	144,476	$2.12	2.80%
		FEE	206,846	$3.03	4.00%

		TOTAL	5,167,187	$75.72	100.00%

				$0.00
			5,167,187	$75.72

The Norwood Co.	Prepared by: L. Liberti

PROJECT MAKE-UP

PROJECT:	Faro Technologies	AREA:	68,240 sf
	Exhibit B- Estimated Premises Cost	PROJECT #:	290 National Rd

CNTL #	CSI #	DESCRIPTION	TOTAL	$ per S.F.	% of TOTAL
			0
			0

			$0	0.00%

The Norwood Co.	Prepared by: L. Liberti

Faro Technologies

290 National Road, Exton, PA

Clarifications and Qualifications

April 21, 2014

•	Builder’s Risk Insurance is included in Norwood’s Proposal

•	Norwood excludes a Payment and Performance Bond.

•	This project has been priced Merit Shop.

•	Costs including premium time and additional personnel costs to support an accelerated schedule are excluded.

•	Norwood includes a cost allowance associated with securing a general building permit.

•	Norwood has excluded costs associated with any testing and inspections.

•	Norwood assumes no responsibility to assure that the documents or existing conditions comply with applicable building, health and life-safety codes and ordinances or compliance with Factory Mutual requirements. Deficiencies or coordination conflicts shall be promptly brought to the attention of the Owner and Architect when they become apparent.

•	The costs associated with the unloading, handling, distribution, installation or debris removal of the Owner furnished equipment or materials are excluded.

•	Rock excavation is excluded.

•	Norwood has not included any costs for relocation of any utilities unless shown.

•	Commissioning or LEED commissioning of building systems is excluded.

•	LEED paperwork for certification is excluded.

•	Temporary electric consumption is included.

•	Temporary utilities are included.

•	Finish Schedule, Remark 2 on A-6.0. Norwood excludes this scope.

•	Caulking of control joints in slab on grade is limited to areas of exposed concrete, sealed concrete and epoxy floor finish.

•	Black out curtains were priced using “blackoutcurtains.com” products.

•	Lockers will be mounted on bases provided by the locker manufacturer.

•	The acrylic resin panel at the reception desk comes at a maximum thickness of 1”. The product will have to be doubled up to provide the 2” thickness shown.

•	Electrical raceway was priced as follows:

•	Feeders up to 4” diameter concealed in construction installed in EMT.

•	Feeders over 4” diameter concealed in construction installed in galvanized RSC.

•	Damp or wet locations installed in galvanized RSC.

•	Branch circuits (outdoor and roof) installed in galvanized RSC.

•	Devise branch circuits (concealed in walls) installed in MC Cable.

•	Lighting branch circuits installed in MC Cable with a max 6’ length.

•	Homeruns and interconnected runs in EMT.

Faro Technologies

290 National Road, Exton, PA

Clarifications and Qualifications

April 21, 2014

•	Norwood excludes Tele/Data wiring and devices.

•	Norwood excludes wireless access points.

•	Norwood excludes voice over IP equipment, devices, wiring, etc.

•	Crack isolation membrane under the tile floors will be applied at existing cracked areas only, not the entire slab area beneath the tile.

•	The operable partition in the training room was priced with vinyl finished faces (standard selections).

EXHIBIT E

TENANT CONSTRUCTION INSURANCE REQUIREMENTS

The Tenant will furnish to the Landlord certificates of insurance identifying the Additional Insureds in the Description of Operations on the certificates, and submit prior to the beginning of on-site operations. The coverage and amounts below are minimum requirements and do not establish limits to the contractor’s or consultant’s liability. Other coverage and higher limits may be provided at the contractor’s or consultant’s option and expense and at Tenant’s sole discretion.

1.	STATUTORY WORKERS’ COMPENSATION and EMPLOYER’S LIABILITY including coverage under the United States Longshoremen’s and Harbor Workers’ Compensation Act and/or Jones’ Act (if applicable), and All States Coverage. Employers’ Liability Shall be limits not less than:

Bodily Injury, each Employee	$100,000
Bodily Injury, each Accident	$500,000
Disease, each Employee	$100,000

2.	COMMERCIAL GENERAL LIABILITY To be provided on an “occurrence” basis, with coverage to include explosion, collapse and underground hazards (XCU), Blanket Contractual, Products, Independent Contractors, Completed Operations, Personal Injury, and Employees as Additional Insureds, with limits not less than:

$1,000,000	Each Occurrence, Bodily Injury and Property Damage combined
$2,000,000	Aggregate*
$1,000,000	Personal and Advertising Injury
$2,000,000	Products/Completed Operations Aggregate

*	Aggregate shall apply separately to each project (aggregate not to include other projects) and must be identified as such on the certificate of insurance.

3.	AUTOMOBILE LIABILITY, including the ownership, maintenance, or use of owned, non-owned, leased and hired automobiles, and including uninsured and underinsured motorists coverage. Automobiles of Subcontractors and material suppliers must also meet the same insurance requirements if they will be used at the site. Limits shall be less than:

$1,000,000	Combined Single Limit Each Occurrence, with no Aggregate

4.	EXCESS UMBRELLA LIABILITY, to provide insurance in excess of Employer’s Liability, Commercial General Liability, and Automobile Liability policies required hereunder, on a following-form basis.

$2,000,000	Each Occurrence
$5,000,000	General Policy Aggregate

Initials: Landlord:	Tenant:

5.	PROFESSIONAL LIABILITY/ERRORS & OMISSIONS INSURANCE (if applicable) All contractors and consultants who will perform, or retain others to perform, professional services in connection with the work (including, but not limited to Architects, Engineers, Consultants, Design-Building and Project/Construction Managers) shall provide Professional Liability Insurance covering negligent acts, errors, or omissions in the performance of their work, with limits not less than:

$1,000,000	Each Claim
$1,000,000	Annual Aggregate

6.	CONTRACTORS POLLUTIONS LIABILITY (if applicable) All contractors and consultants who will perform environmental services (including but not limited to asbestos or lead abatement, testing or remediation) shall provide Contrators Pollution Liability with limits not less than:

$1,000,000	Each Claim or Occurrence
$1,000,000	Annual Aggregate

The Contractors Pollution Liability policy shall include coverage for Emergency Response Costs, Contingent Transportation, Non-Owned Disposal Sites (if applicable), and Natural Resource Damage. If coverage is written on a claims-made basis, an Extended Reporting Period, or tail coverage, shall be provided for two (2) years following completion of the insured’s services. In the alternative, the Contractors Pollution Liability policy shall be renewed for not less than two years following completion. The policy retroactive date shall be no later than the effective date of this Agreement.

7.	The Contractor or Consultant shall be responsible for and maintain property insurance coverage at their option and expense to cover tools, equipment, etc. owned or rented, the capital value of which is not included in the cost of work.

8.	All policies are to be written by (A- VIII Rated or better) insurance companies licensed to do business in the state in which the work is to be performed.

9.	All certificates are to contain substantially the following statement: “The insurance evidenced by this certificate shall not be cancelled, except after ten (10) days prior written notice to Certificate Holder.”

10.	Commercial General Liability insurance under a “claims-made” policy is not acceptable. Coverage must be provided on an “occurrence basis.”

11.	The Contractor or Consultant shall require his subcontractors, while engaged in performing work at the jobsite, to maintain identical insurance coverage and comply with

Initials: Landlord:	Tenant:

the conditions above. Contractor or Consultant shall be responsible for securing and maintaining certificates of insurance from all subcontractors and subconsultants evidencing the required insurance coverages.

12.	Each Certificate of Liability Insurance from the Tenants consultants, contractors and vendors shall include this Additional Insureds statement to be entered into the Description of Operations section of the certificate:

“The Walters Company, 290 National Road, LLC, and their partnerships, and each of their respective officers, directors, agents, shareholders, partners, and employees are to be named as “additional insured” on a primary and noncontributory basis on all liability insurance except Employers’ Liability and Professional Liability. Additional insured status shall apply to General Liability Completed Operations coverage.

All policies, including Workers’ Compensation, shall provide for a waiver of subrogation in favor of the additional insured parties”.

Initials: Landlord:	Tenant:

EXHIBIT F

MINIMUM ANNUAL RENT SCHEDULE (INITIAL TERM)

290 National Road, Exton Pennsylvania

Lease Year	Rent	Increase	Next Year’s Rent
1	$8.45	3%	$8.70
2	$8.70	3%	$8.96
3	$8.96	3%	$9.23
4	$9.23	3%	$9.51
5	$9.51	3%	$9.80
6	$9.80	3%	$10.09
7	$10.09	3%	$10.39
8	$10.39	3%	$10.70
9	$10.70	3%	$11.03
10	$11.03	3%	$11.36
11	$11.36	3%	$11.70
12	$11.70

Landlord Initials:	Tenant Initials:

EXHIBIT G

All that certain lot or piece of ground situate in West Whiteland Township, County of Chester, Commonwealth of Pennsylvania bounded and described according to a Plan of Property for Wolfson-Verrichia Group Inc. made by Bohler Engineering Inc. dated 6/1/1997 last revised 4/8/98 and recorded in Chester County as Plan 14551, as follows to wit:

BEGINNING at a point on the North side of the Pa State Highway Route 30 By-Pass, said point being the southwesterly corner of lot 1 on said plan and the southeasterly comer of the about to be described lot; thence from the point of beginning and along the Route 30 By-Pass the four following courses and distances (1) South 70 degrees 50 minutes 08 seconds West 49.64 feet (2) South 18 degrees 05 minutes 32 seconds East 64.01 feet (3) South 70 degrees 30 minutes 18 seconds West 947,76 feet (4) South 73 degrees 21 minutes 11 seconds West 53.61 feet, thence North 08 degrees 36 minutes 04 seconds West 160.38 feet to a point on the south side of National Road, thence along the same and through the bed of a cul de sac, North 81 degrees 23 minutes 56 seconds East 154.95 feet to a point, thence North 08 degrees 36 minutes 04 seconds West partly along the west side of a sanitary sewer easement 430.02 feet to a point, thence North 34 degrees 13 minutes 18 seconds East 429.21 feet to a point in line of a Penn Dot Mitigation lot, thence along the same the two following courses and distances (1) South 71 degrees 25 minutes 16 seconds East crossing the aforesaid sanitary sewer easement 450 feet (2)

North 71 degrees 42 minutes 05 seconds East 87.46 feet to a point in line of lot 1, thence along the same, South 19 degrees 37 minutes 51 seconds East 464.09 feet to the first mentioned point and place of beginning

Being Lot 2 on said Plan

Tenant’s Initials	Landlord’s Initials

EXHIBIT H

SIGNAGE

[TO BE ATTACHED AFTER LANDLORD APPROVAL]